Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

April 21, 2022

among

INDUS RT, LP,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

Joint Lead Arranger and Joint Bookrunner

CITIBANK, N.A.,

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent,

and

THE LENDERS PARTY HERETO

i

SCHEDULES:

Schedule 1.01(g)	Existing Liens
Schedule 2.01A	Commitments
Schedule 2.01B	Letter of Credit Commitments
Schedule 2.06	Existing Letters of Credit
Schedule 3.06	Disclosed Matters
Schedule 3.13	Unencumbered Properties
Schedule 3.14	Subsidiaries
Schedule 6.01	Restrictions and Conditions

Schedule 6.07	Agreements with Affiliates

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of BAQ
Exhibit C-1	Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are not Partnerships)
Exhibit C-2	Form of U.S. Tax Compliance Certificate (for Foreign Participants that are not Partnerships)
Exhibit C-3	Form of U.S. Tax Compliance Certificate (for Foreign Participants that are Partnerships)
Exhibit C-4	Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are Partnerships)
Exhibit D-1	Form of Parent Guaranty
Exhibit D-2	Form of Subsidiary Guaranty
Exhibit E	Form of Interest Election Request
Exhibit F-1	Form of Revolving Note
Exhibit F-2	Form of Term Note
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Borrowing Request
Exhibit I	Form of Borrowing Base Certificate

v

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 21, 2022, among INDUS RT, LP, a Maryland limited partnership, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders entered into that certain Credit Agreement, dated as of August 5, 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Original Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so pursuant to the terms of this Agreement; and

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders desire to make available to the Borrower, a revolving credit facility in the initial amount of $100,000,000, a delayed draw term loan facility in the initial amount of $150,000,000, and an initial term loan facility in the initial amount of $0.00, in each case, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE IDefinitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Ground Lease” means (a) a ground lease with respect to any Unencumbered Property executed by a Loan Party, as lessee, (i) that has a remaining lease term (including extension or renewal rights) of at least thirty-five (35) years, calculated as of the date such Property becomes an Unencumbered Property, (ii) that is in full force and effect, (iii) that is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld or conditioned by landlord, (iv) pursuant to which (A) no default or terminating event exists thereunder, and (B) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event thereunder, and (v) that is otherwise acceptable to the Administrative Agent in its reasonable discretion, or (b) a ground lease with respect to any Unencumbered Property executed by a Loan Party, as lessee, pursuant to a PILOT Transaction.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EBITDA” means, Consolidated EBITDA for the most-recently ended fiscal quarter, annualized, minus, with respect to Properties owned by the Consolidated Group, the Capital Expenditure

Adjustment, and minus, with respect to Properties owned by Unconsolidated Affiliates, the Consolidated Group Pro Rata Share of the Capital Expenditure Adjustment.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent, the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Percentage” means, (a) in respect of the Initial Term Facility, with respect to any Initial Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Initial Term Facility represented by the principal amount of such Initial Term Lender’s Initial Term Loans at such time, (b) in respect of the Delayed Draw Term Loan Facility, (i) at any time prior to the Delayed Draw Term Loan Commitment Termination Date, the percentage (carried out to the ninth decimal place) of the

Delayed Draw Term Loan Facility represented by the principal amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitment at such time, provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the Delayed Draw Term Loan Facility (disregarding any Defaulting Lender’s unused Delayed Draw Term Loan Commitment) represented by such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitment, and (ii) on and after the Delayed Draw Term Loan Commitment Termination Date, the percentage (carried out to the ninth decimal place) of the aggregate outstanding Delayed Draw Term Loans represented by the principal amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans at such time, and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Lender’s Revolving Commitment, provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment.  If any Revolving Commitments have terminated or expired, the Applicable Percentages for the Revolving Credit Facility shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments, terminations or expirations, and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.  All references to Applicable Percentage in reference to Letters of Credit shall refer to a Revolving Lender’s Applicable Percentage in respect of the Revolving Credit Facility.

“Applicable Rate” means the following basis points per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

CATEGORY	LEVERAGE RATIO	REVOLVER ADJUSTED TERM SOFR RATE/ADJUSTED DAILY SIMPLE SOFR APPLICABLE MARGIN	REVOLVER ABR APPLICABLE MARGIN	TERM ADJUSTED TERM SOFR RATE/ADJUSTED DAILY SIMPLE SOFR APPLICABLE MARGIN	TERM ABR APPLICABLE MARGIN
1	<35%	120.0	20.0	115.0	15.0
2	≥35% and <40%	125.0	25.0	120.0	20.0
3	≥40% and <45%	130.0	30.0	125.0	25.0
4	≥45% and <50%	145.0	45.0	140.0	40.0
5	≥50% and <55%	155.0	55.0	150.0	50.0
6	≥55%	180.0	80.0	175.0	75.0

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the then-highest Category shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day after the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Effective Date through the date of the next change in the Applicable Rate pursuant to the preceding sentence shall be determined based upon Category 1.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Asset Under Development” means any Property (a) for which the Consolidated Group is actively pursuing construction, Major Renovation, or expansion of such Property or (b) for which no construction has commenced but all necessary entitlements (excluding foundation, building and similar permits) have been obtained in order to allow the Consolidated Group to commence constructing improvements on such Property.  Notwithstanding the foregoing, tenant improvements in a previously constructed Property shall not be considered an Asset Under Development and with respect to any existing Property only the Major Renovation portion of such Property shall be considered an Asset Under Development.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assignor” means each Person (including, if applicable, the Borrower) that now or hereafter owns any Equity Interests in a Subsidiary Owner.

“Availability Period” means (a) with respect to the Revolving Credit Facility, the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Facility Maturity Date and the date of termination of the Revolving Commitments, (b) with respect to the Initial Term Facility, the period described in the applicable request for increase of the Initial Term Commitment delivered pursuant to Section 2.22(a), and (c) with respect to the Delayed Draw Term Loan Facility, the period from and including the Effective Date to and including the Delayed Draw Term Loan Commitment Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“BAQ” means the Administrative Agent’s questionnaire dated the same date as this Agreement containing disbursement instructions, rate elections and other administrative matters completed and executed by the Borrower.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association, or such other form as may be reasonably approved by the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means INDUS RT, LP, a Maryland limited partnership.

“Borrowing” means Revolving Loans or Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, the sum of, without duplication:

(a)for Unencumbered Properties (other than Unencumbered Properties described in clauses (b), (c), (d) and (e) below), the lesser of (i) the amount equal to (A) the Unencumbered Property NOI of all such Unencumbered Properties, divided by the applicable Capitalization Rate, calculated on an aggregate basis for all such Unencumbered Properties, multiplied by (B) sixty-five percent (65%), and (ii) an amount equal to the aggregate Unencumbered Property NOI of all such Unencumbered Properties, divided by eight percent (0.08);

(b)the amount equal to the lesser of (i) the amount equal to (A) the aggregate Property Investment Value of all Unencumbered Properties that are New Stabilized Properties, multiplied by (B) sixty-five percent (65%), and (ii) the amount equal to the aggregate Unencumbered Property NOI of all Unencumbered Properties that are New Stabilized Properties, divided by eight percent (0.08);

(c)the amount equal to fifty percent (50%) of the aggregate Property Investment Value of all Unencumbered Properties that are New Unstabilized Properties;

(d)the amount equal to fifty percent (50%) of the aggregate Property Investment Value of all Unencumbered Properties that are Completed Development Properties; and

(e)the amount equal to fifty percent (50%) of the aggregate Property Investment Value of all Unencumbered Properties that are Lease-Up Properties; provided, however, that upon the earlier of (i) the date such Unencumbered Property achieves an Occupancy Rate of at least eighty percent (80%) and (ii) twelve (12) months after such Unencumbered Property was first included in the calculation of the Borrowing Base as a Lease-Up Property pursuant to this clause (e), such Unencumbered Property shall instead be included in the calculation of the Borrowing Base under clause (a) above;

provided, however, that (1) for purposes of the calculation of the Borrowing Base on and after December 31, 2022, the aggregate amount of Unencumbered Properties described in clauses (c), (d) and (e) above shall not account for more than twenty percent (20%) of the Borrowing Base, and (2) the aggregate value of Unencumbered Properties that are leased by a Subsidiary Guarantor pursuant to an Acceptable Ground Lease shall not account for more than twenty percent (20%) of the Borrowing Base.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I.

“Borrowing Request” means a request by the Borrower in the form attached hereto as Exhibit H for a Revolving Loan or Term Loan to be delivered to Administrative Agent in accordance with Section 2.03.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Expenditure Adjustment” means (a) $0.05 per square foot per annum for Industrial Properties, and (b) $0.10 per square foot per annum for Office Properties, in each case, as adjusted for the applicable ownership period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. All obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of the Loan Documents (whether or not such obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements of such Person.

“Capitalization Rate” means (a) for Office Properties, seven and one-half of one percent (7.5%), (b) for Group A Industrial Properties, five and three-quarters of one percent (5.75%), and (c) for Group B Industrial Properties, six and one-half of one percent (6.5%).

“Cash Equivalents” means, as of any date:

(i)securities or other obligations issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(ii)mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;

(iii)certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(iv)certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date nine months from the date of their purchase;

(v)bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi)repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(vii)short term promissory notes rated not less than A-1+ by S&P, and  not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(viii)commercial paper (having original maturities of not more than three hundred sixty-five (365) days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of Equity Interests representing more than fifty percent (50%) of the of the voting stock of Parent; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors or trustees of Parent (the “Board”) by Persons who were not (i) members of the Board on the date of this Agreement or (ii) nominated or appointed by the Board; (c) Parent consolidates with, is acquired by, or merges into or with any Person (other than a consolidation or merger in which Parent is the continuing or surviving entity or the majority of the Board remains unchanged); (d) Parent fails to own and control, directly or indirectly, a majority of the Equity Interests of Borrower and be the sole general partner of Borrower; or (e) Borrower fails to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of any of its Subsidiaries that is a Subsidiary Guarantor (except as otherwise permitted by Section 6.03).

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority, or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all written rules, requests, guidelines or directives thereunder or issued in connection therewith and (y) all written rules, requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to any Loan, Commitment or Borrowing, whether such Loan or Commitment, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term Loans, Delayed Draw Term Loans, Revolving Commitments, Initial Term Commitments, or Delayed Draw Term Loan Commitments.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all “Collateral” under and as defined in the Collateral Assignment Agreement and all other property subject to a Lien created by such Loan Document.

“Collateral Assignment Agreement” means that certain Amended and Restated Collateral Assignment of Equity Interest and Security Agreement, dated as of the date hereof, among the Assignors, the Subsidiary Owners, and the Administrative Agent, for itself and the ratable benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means an Initial Term Commitment, a Delayed Draw Term Loan Commitment or a Revolving Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Completed Development Property” means, at any time, any Property (a) with respect to which initial construction or a Major Renovation has been substantially completed by or on behalf of the Consolidated Group, and a certificate of occupancy (or similar document in the applicable jurisdiction) has been issued within the preceding twelve (12) months, and (b) that has an Occupancy Rate of less than 80% as of the applicable substantial completion date.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the sum of, without duplication, (a) Consolidated Net Income, excluding (i) any non-recurring or extraordinary gains and losses for such period, (ii) any income or gain and any loss in each case resulting from early extinguishment of Indebtedness, and (iii) any net income or gain or any loss resulting from a swap or other Swap Agreement (including by virtue of a termination thereof), plus (b) an amount which, in the determination of Consolidated Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense (plus amortization of deferred financing costs to the extent included in the determination of Interest Expense in accordance with GAAP), (ii) income taxes, (iii) depreciation and amortization, in each case determined in accordance with GAAP for the prior fiscal quarter, annualized, (iv) non-cash expenses related to employee equity compensation plans, and (v) adjustments as a result of the straight lining of rents, in each case determined in accordance with GAAP, plus (c) the Consolidated Group’s pro rata share of the above attributable to interests in Unconsolidated Affiliates.

“Consolidated Fixed Charge Coverage Ratio” means, at any time, the ratio of Adjusted EBITDA to Fixed Charges.

“Consolidated Group” means Parent, the Borrower and all Subsidiaries which are required to be consolidated with Parent for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means (i) with respect to any Unconsolidated Affiliate, the pro rata share of the ownership interests held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate, without duplication, and (ii) with respect to any Exchange Fee Titleholder, the pro rata share of the ownership interests in such Exchange Fee Titleholder pledged to the Consolidated Group, in the aggregate, without duplication, which, for purposes of this clause (ii), will be one hundred percent (100%) if all of the ownership interests in such Exchange Fee Titleholder are pledged to the Consolidated Group, in the aggregate, without duplication.

“Consolidated Leverage Ratio” means, at any time (i) Total Indebtedness, divided by (ii) Total Asset Value, expressed as a percentage.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period; provided, however, that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or law applicable to such subsidiary during such period, except that Parent’s equity in any net loss of any such subsidiary for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of Parent, except that Parent’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parent or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of Parent, such Subsidiary is not precluded from further distributing such amount to Parent as described in clause (b) of this proviso).

“Consolidated Secured Leverage Ratio” means, at any time (i) Total Secured Indebtedness, divided by (ii) Total Asset Value, expressed as a percentage.

“Consolidated Tangible Net Worth” means, as of any date of determination, (a) Total Asset Value, minus (b) total liabilities of the Consolidated Group calculated in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.21.

“Credit Party” means the Administrative Agent, the Issuing Bank, or any other Lender.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings, obligations for completion or cost overruns for construction related activities, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Instrument” means any instrument evidencing a debt, including mortgage notes and mezzanine notes, but excluding Exchange Debt Investments.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware Divided LP” means a Delaware limited partnership which has been formed upon the consummation of a Delaware LP Division.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Delaware LP Division” means the statutory division of any Delaware limited partnership into two or more limited partnerships pursuant to Section 17-220 of the Delaware Limited Partnership Act, as amended from time to time.

“Delayed Draw Term Facility Maturity Date” means, with respect to the Delayed Draw Term Loan Facility, April 21, 2027.

“Delayed Draw Term Loan” has the meaning specified in Section 2.01(c).

“Delayed Draw Term Loan Commitment” means, as to each Delayed Draw Term Loan Lender, its obligation to make Delayed Draw Term Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Delayed Draw Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  As of the Effective Date, the initial aggregate amount of the Lenders’ Delayed Draw Term Loan Commitments is $150,000,000.00.

“Delayed Draw Term Loan Commitment Termination Date” means the earliest to occur of: (a) April 21, 2023, (b) the date on which all Delayed Draw Term Loans provided for herein have been borrowed and (c) the date on which the Delayed Draw Term Loan Commitment shall terminate in full accordance with the provisions of this Agreement.

“Delayed Draw Term Loan Facility” means the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans made thereunder.

“Delayed Draw Term Loan Lender” means (a) at any time prior to the end of the Availability Period for the Delayed Draw Term Loan Facility, any Lender that has a Delayed Draw Term Loan Commitment or holds Delayed Draw Term Loans at such time, and (b) at any time thereafter, any Lender that holds Delayed Draw Term Loans at such time.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which this Agreement is executed and delivered by all of the parties hereto and upon which each of the conditions in Section 4.01 is satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of a Property by Borrower or a Subsidiary, which cash proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Property in an exchange that qualifies as a tax-deferred exchange under Section 1031 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”), and no portion of which cash proceeds the Borrower or any Subsidiary has the right to receive, pledge, borrow or otherwise obtain the benefits of until the earlier of (i) such time as provided under Regulation Section 1.1031(k)-1(g)(6) and the applicable “exchange agreement” or (ii) such exchange is terminated in accordance with the “exchange agreement” and the Regulations.  Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.  Terms in quotations in this definition shall have the meanings ascribed to such terms in the Regulations.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower (including as a result of an affiliation with an ERISA Affiliate) of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the incurrence by the Borrower (including as a result of an affiliation with an ERISA Affiliate) of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Ownership Interest” means the ownership interest in an Exchange Fee Titleholder that owns Exchange Property.

“Exchange Debt Investments” means purchase money financing provided by Borrower or a Subsidiary Guarantor to an Exchange Fee Titleholder, secured by the Exchange Ownership Interests in such Exchange Fee Titleholder or a first priority lien on the Exchange Property.

“Exchange Fee Titleholder” means the entity which is the owner of a Property pursuant to an exchange that qualifies, qualified, or is intended to qualify, as a reverse exchange under Section 1031 of the Code, which Property is master leased to a Subsidiary of Borrower during the period before the exchange is either completed or fails.

“Exchange Property” means a Property owned directly or indirectly by an Exchange Fee Titleholder, provided that any such Property shall constitute an Exchange Property only so long as it is (a) master leased to an Affiliate of Borrower which master lease may be guaranteed by Borrower and/or Parent, and (b) either (i) one hundred percent (100%) of the Exchange Ownership Interest in such Exchange Fee Titleholder are subject to a first priority pledge in favor of Borrower or a Subsidiary Guarantor, or (ii) subject to a first priority lien in favor of Borrower or a Subsidiary Guarantor.

“Exchange Property Master Lease” means a Master Lease pursuant to which an Exchange Property is master leased to an Affiliate of Borrower.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan , Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (g), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means each of the letters of credit originally issued under the Original Credit Agreement identified in Schedule 2.06.

“Facility” means the Commitments and the Loans and other extensions of credit hereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as  shall be set forth on the NYFRB’s Website  from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means, collectively, (i) that certain fee letter dated as of April 6, 2022, by and among the Borrower and JPMorgan Chase Bank, N.A., as amended, restated or replaced from time to time, and (ii) each other fee letter entered into from time to time by the Borrower and one or more Joint Lead Arrangers in connection herewith.

“Financial Officer” means, with respect to any Person, any of the following Persons: (a) the Chief Financial Officer, Treasurer, Chief Accounting Officer, director of financial reporting, or Controller of such Person, and (b) such other Persons proposed by Parent and reasonably approved by the Administrative Agent in writing.

“Financial Statements” has the meaning assigned to such term in Section 5.01.

“Fixed Charges” means, for any period, the sum of, without duplication, (a) Interest Expense (excluding amortization of debt issuance costs) of the Consolidated Group, plus (b) regularly scheduled principal payments on account of Indebtedness of the Consolidated Group, plus (c) Restricted Payments paid in cash with respect to preferred equity interests of any member of the Consolidated Group, plus (d) the Consolidated Group’s pro rata share of the foregoing items and components attributable to equity interests in Unconsolidated Affiliates, in each case, calculated for the most recently ended fiscal quarter, annualized.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero percent (0%).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America, that are applicable as of the date of determination.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group A Industrial Properties” means Industrial Properties that were initially constructed, or were the subject of a Major Renovation, in 1995 or later.

“Group B Industrial Properties” means Industrial Properties that are not Group A Industrial Properties.

“Guarantee” of or by any Person (the “guarantor”) means, without duplication, any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee), provided, that in the absence of any such stated amount or stated liability the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors” means, collectively, Parent and all Subsidiary Guarantors.

“Guaranty” means collectively the Guaranty from Parent and the Subsidiary Guaranty from the Subsidiary Guarantors made in favor of the Administrative Agent, on behalf of the Secured Parties, substantially in the forms of Exhibits D-1 and D-2, as the same may be amended, supplemented, reaffirmed or otherwise modified from time to time.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained  in the ordinary course of business and in accordance with all applicable Environmental Laws.

“Indebtedness” means, as to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letter of credit), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations, (c) the net obligations of such Person under any Swap Agreement, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account was created), (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) all Capital Lease

Obligations and synthetic lease obligations of such Person, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such person or any other person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (h) all Guarantees of such Person in respect of any of the foregoing (excluding Guarantees of Customary Recourse Exceptions).  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, Indebtedness shall not include any liability under an Exchange Property Master Lease or Exchange Debt Investment  (including any guaranty thereof by Parent or the Borrower) that would otherwise constitute indebtedness for the purposes of GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.03(c).

“Industrial Property” means a Property that is used for industrial purposes other than heavy manufacturing.

“Industrial Unencumbered Property” means an Industrial Property that is an Unencumbered Property.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Initial Term Lender’s name on Schedule 2.01A under the caption “Initial Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  Provisions regarding Initial Term Loans have been included in this Agreement in order to facilitate the Borrower’s ability to increase the Initial Term Facility pursuant to Section 2.22, but as of the Effective Date, the initial aggregate amount of the Lenders’ Initial Term Commitments is $0.

“Initial Term Facility” means the Initial Term Loans to be made by the Term Lenders pursuant to this Agreement.

“Initial Term Facility Maturity Date” means, with respect to the Initial Term Facility, April 21, 2027, subject to extension in accordance with Section 2.21.

“Initial Term Lender” means (a) at any time prior to the end of the Availability Period for the Initial Term Facility, any Lender that has an Initial Term Commitment or holds Initial Term Loans at such time and (b) at any time thereafter, any Lender that holds Initial Term Loans at such time.

“Initial Term Loans” has the meaning assigned to it in Section 2.01(b).

“Information” has the meaning assigned to it in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit E or any other form approved by the Administrative Agent..

“Interest Expense” means, for any Person for any period, the sum of (a) all interest expense in accordance with GAAP of such Person, and (b) the portion of rent expense of such Person with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the fifth (5th) day of each calendar month and the Maturity Date applicable thereto, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date applicable thereto, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date applicable thereto.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request, and (iv) if any Interest Period would otherwise end after the Revolving Credit Facility Maturity Date, the Initial Term Facility Maturity Date, or the Delayed Draw Term Facility Maturity Date, as applicable, such Interest Period shall end on the applicable Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means individually or collectively, as the context may suggest or require, JPMorgan or any other Revolving Lender that agrees in writing to be an L/C Issuer, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.  When used individually in this Agreement with respect to any Letter of Credit, “Issuing Bank” shall mean and refer to the Issuing Bank requested to issue, issuing or that has issued such Letter of Credit.

“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A. and Citibank, N.A., or their respective affiliates, each in its capacity as a joint lead arranger and joint bookrunner.

“JPMorgan” means JPMorgan Chase Bank, N.A., and its successors and assigns.

“Land” means unimproved land on which no material improvements have been commenced.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Revolving Lender Applicable Percentage of the total LC Exposure at such time.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.06(k).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease-Up Property” means any Property which was fifty percent (50%) or more leased while owned by a member of the Consolidated Group but which subsequently lost one or more tenants resulting in such Property being less than fifty percent (50%) leased.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto in accordance with this Agreement and pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder.  The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or became a party hereto pursuant to an agreement entered into in connection with any increase of Commitments pursuant to Section 2.22, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The total of all Letter of Credit Commitments shall not exceed $15,000,000.

“Letter of Credit Fees” has the meaning assigned to such term in Section 2.12(b).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits thereto and any agreements entered into in connection herewith and designated as a Loan Document, including the Guaranty, each Note, the Collateral Assignment Agreement, each Fee Letter, and any subordination agreements entered into in connection herewith or required hereunder, and, in each case, amendments, modifications or supplements thereto or waivers thereof, other than any Swap Agreement.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Major Renovation” means any renovation or expansion of a Property as to which the costs of such renovation or expansion exceeded twenty-five percent (25%) of the Property Investment Value of such Property calculated prior to the commencement of such renovation.

“Material Adverse Effect” means a material adverse effect on (a) the business property or financial condition of the Consolidated Group taken as a whole, (b) the ability of the Borrower or Parent to perform any of its material obligations under the Loan Documents to which it is a party, (c) the ability of the Loan Parties collectively taken as a whole to perform their material obligations under the Loan Documents, or (d) the validity or enforceability of any of the material provisions of the Loan Documents against any Loan Party to which it is a party.

“Material Contract” means (a) each Acceptable Ground Lease, and (b) any contract or other arrangement (other than Loan Documents and Swap Agreements), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness that is Recourse Indebtedness (other than the Loans and Letters of Credit), including any Guarantee thereof, or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiary Guarantors in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary Guarantor in respect of any Swap Agreement at any time shall be the outstanding principal amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Transfer” has the meaning assigned to such term in Section 6.09.

“Maturity Date” means the Revolving Credit Facility Maturity Date, the Initial Term Facility Maturity Date and/or the Delayed Draw Term Facility Maturity Date, as the context may so suggest or require.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate contributes or is obligated to contribute, or during the preceding five plan years, contributed or was obligated to make contributions.

“Negative Pledge” means, with respect to any Unencumbered Property or any Equity Interests in any Subsidiary Guarantor, any provision of a document, instrument or agreement (other than the Loan Documents) which prohibits or purports to prohibit the creation or assumption of any Lien on  such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Borrowing Base” means, as of any particular date, the amount equal to the difference of (a) the then Borrowing Base minus (b) the then outstanding Total Unsecured Indebtedness (other than the sum of the outstanding principal balance under the Facility and the face amount of Letters of Credit outstanding under the Facility).

“Net Operating Income” means, with respect to any Property for any period, an amount equal to (a) the aggregate gross revenues from the operations of such Property, calculated in accordance with GAAP, during such period from tenants paying rent (but, excluding such tenants who are in monetary default for more than thirty (30) days or subject to a bankruptcy or other insolvency proceeding), minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Property during such period (including, without limitation, accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP and (ii) management fees actually paid in cash.

“New Stabilized Property” means any Property that (a) has been owned (or ground leased pursuant to an Acceptable Ground Lease) directly or indirectly by a member of the Consolidated Group for less than twelve (12) months, and (b) has an Occupancy Rate of at least 80% upon the acquisition thereof by the applicable member of the Consolidated Group or upon the effective date of the applicable Acceptable Ground Lease in respect thereof.

“New Unstabilized Property” means, at any time, any Property that (a) has been owned (or ground leased pursuant to an Acceptable Ground Lease) directly or indirectly by a member of the Consolidated Group for less than twelve (12) months, and (b) has an Occupancy Rate of less than 80% upon the acquisition thereof by the applicable member of the Consolidated Group or upon the effective date of the applicable Acceptable Ground Lease in respect thereof.

“Note” has the meaning assigned to such term in Section 2.10(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a

Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements of LC Disbursements and interest thereon, (c) all Secured Swap Agreement Obligations, and (d) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement or any other Loan Document, other than contingent indemnity obligations for which no claim has been made; provided that, in no event shall the Obligations include any Excluded Swap Obligations.

“Occupancy Rate” means, for any Property, the percentage of the rentable area of such Property that is (a) leased pursuant to leases not in monetary default for more than thirty (30) days, (b) occupied by tenants that are not affiliates of the Borrower, and (c) leased by tenants that are not, and, if guaranteed, guaranteed by guarantors that are not, subject to a bankruptcy or other insolvency proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Office Property” means a Property in which the material leasable space of such Property is for office space.

“Original Credit Agreement” has the meaning assigned to such term in the recitals hereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan  Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means INDUS Realty Trust, Inc., a Maryland corporation.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Parties” means the Borrower or any of its Affiliates.

“Patriot Act” has the meaning assigned to it in Section 9.17.

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes, assessments or other similar charges from any Governmental Authority that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04 or for which a bond or similar security for the full amount thereof has been posted, in form acceptable to Administrative Agent;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f)easements, zoning restrictions, licenses, reservations, covenants, building restrictions, access rights, rights-of-way and similar encumbrances on real property which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary thereof and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by the Borrower or any Subsidiary thereof;

(g)Liens in existence on the date hereof as set forth in Schedule 1.01(g), and extensions, renewals and replacements of such Liens, as long as such extension, renewal and replacement Liens do not spread to any property other than property encumbered by such Liens on the date hereof;

(h)Liens on Properties first acquired by Borrower or a Subsidiary after the date hereof and which are in place at the time such Properties are so acquired;

(i)Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business and Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC;

(j)assignments of past due receivables for collection purposes only;

(k)leases or subleases granted in the ordinary course of business and landlords’ liens for rent not yet due or payable;

(l)Liens arising in connection with any Indebtedness permitted hereunder;

(m)Liens of any Subsidiary or Exchange Fee Titleholder in favor of the Borrower or any of the other Loan Parties; and

(n)any netting or set-off right under any swap agreement.

“Permitted Investments” means

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than ninety (90) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

(f)investments (including loans) by any Loan Party in or to any other Loan Party;

(g)Cash Equivalents and Swap Agreements not prohibited hereunder; and

(h)investments in non-wholly owned Subsidiaries, Affiliates or other Persons (other than a Person whose stock is traded on a national trading exchange) in whom such

Person making the investment holds a voting equity or ownership interest made in accordance with, or not otherwise prohibited by, this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PILOT Transaction” means, with respect to any Property and the Subsidiary Guarantor having an interest in such Property, a transaction or series of related transactions in which:

(a)an industrial development board or other political subsidiary (an “IDB”) has or acquires nominal fee title to a Property and leases such Property to such Subsidiary Guarantor pursuant to a ground lease reasonably acceptable to Administrative Agent or if the Subsidiary Guarantor retains fee title, the IDB has a leasehold interest in the improvements and subleases such improvements back to the Subsidiary Guarantor pursuant to a lease reasonably acceptable to the Administrative Agent, which (i) obligates such Subsidiary Guarantor (or such Subsidiary Guarantor’s tenant) to make payments in lieu of ad valorem taxes in an amount not to exceed the taxes that would be assessed if such Subsidiary Guarantor had fee title to such Property, (ii) obligates such Subsidiary Guarantor to make rent payments that are nominal or that equal the payments payable under the Bonds (as defined below) and (iii) grants to such Subsidiary Guarantor the option (which upon foreclosure may be exercised by the leasehold mortgagee (such as the Administrative Agent) to acquire fee title to such Property for a nominal sum regardless of the existence of any default under such transaction and only subject to Permitted Encumbrances; and

(b)if applicable, the IDB issues one or more bonds (the “Bonds”) which are payable from all or a portion of the payments to be made by such Subsidiary Guarantor under such ground lease (or such Subsidiary Guarantor’s tenant) that (i) are registered in the name of such Subsidiary Guarantor, and (ii) the Subsidiary Guarantor has (x) if Bonds are issued, 100% of the beneficial interest in the Bonds, free of any Liens, or (y) if Bonds are not issued, a senior right and option to purchase the fee simple interest in the Property consistent with (a)(iii) above; and

(c)the applicable Subsidiary Guarantor exercises its right to acquire 100% fee interest in the Property prior to the expiration date for such right.

“PILOT Transaction Property” means any Property that is owned or leased by an IDB (as defined in the definition of “PILOT Transaction” above).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” means any real estate (including land) owned or ground leased by a member of the Consolidated Group, an Unconsolidated Affiliate or any Exchange Fee Titleholder.

“Property Investment Value” means, at any time with respect to any Property in which a person has a direct or indirect ownership interest (or leasehold interest pursuant to an Acceptable Ground Lease), the undepreciated book value of such interest determined in accordance with GAAP.

“Property Value” means, with respect to any Property, the greater of (x) the Net Operating Income for such Property for the most recently completed calendar quarter annualized divided by the Capitalization Rate, and (y) zero.  A Property contributed to a joint venture by the Borrower or Guarantor shall be deemed to have been owned by such joint venture from the date of such contribution.  A Property acquired from a joint venture in which the Borrower or any Subsidiary or Affiliate is a member shall be deemed to have been owned from the date acquired from such joint venture.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means any representative of a Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“REIT” means a real estate investment trust under Section 856 of the Internal Revenue Code.

“Recourse Indebtedness” means, for any Person as of any date of determination, Indebtedness of such person in respect of which recourse for payment (except for Customary Recourse Exceptions) is to such Person; provided that Indebtedness of a single-purpose entity which is secured by substantially all of the assets of such single-purpose entity but for which there is no recourse to another person (other than with respect to Customary Recourse Exceptions) shall not be considered a part of Recourse Indebtedness even if such Indebtedness is fully recourse to such single-purpose entity and unsecured guarantees with respect to Customary Recourse Exceptions provided by a member of the Consolidated Group of mortgage loans to Subsidiaries or Unconsolidated Affiliates shall not be included in Recourse Indebtedness as long as no demand for payment or performance thereof has been demanded.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective, directors, officers, employees, and trustees of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Required Delayed Draw Term Lenders” means, at any time, Lenders having outstanding Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitments representing at least fifty-one percent (51%) of the sum of the total outstanding Delayed Draw Term Loans and unused Delayed Draw Term Loan Commitments at such time; provided that for the purpose of determining the Required Delayed Draw Term Lenders needed for any waiver, amendment, modification or consent, (i) any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded, (ii) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (iii) at all times when two (2) or more Delayed Draw Term Loam Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Delayed Draw Term Lenders” shall in no event mean less than two (2) Delayed Draw Term Loan Lenders.

“Required Initial Term Lenders” means, at any time, Lenders having outstanding Initial Term Loans and unused Initial Term Commitments representing at least fifty-one percent (51%) of the sum of the total outstanding Initial Term Loans and unused Initial Term Commitments at such time; provided that for the purpose of determining the Required Initial Term Lenders needed for any waiver, amendment, modification or consent, (i) any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded, (ii) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (iii) at all times when two (2) or more Initial Term Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Initial Term Lenders” shall in no event mean less than two (2) Initial Term Lenders.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, unused Commitments, and outstanding Term Loans representing at least fifty-one percent (51%) of the sum of the total Revolving Credit Exposures, unused Commitments and outstanding Term Loans at such time; provided that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, (i) any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded, (ii) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (iii) at all times when two (2) or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Lenders” shall in no event mean less than two (2) Lenders.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing at least fifty-one percent (51%) of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent, (i) any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded, (ii) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (iii) at all times when two (2) or more Revolving Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Revolving Lenders” shall in no event mean less than two (2) Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice-president, chief financial officer, assistant secretary, secretary, treasurer, assistant treasurer or controller of a Loan Party or of any general partner, member or manager thereof, as applicable, or any other officer or employee of a Loan Party or of any general partner, member or manager thereof, as applicable, designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any cash dividend, cash distribution or other cash payment with respect to any equity interests in the Borrower or any Subsidiary, excluding (i) any dividend, distribution or other payment by a member of the Consolidated Group to another member of the Consolidated Group (including in connection with the issuance of equity interests), and (ii) any distribution or other payment by an Unconsolidated Affiliate to a member of the Consolidated Group (including promote payments in connection with development joint ventures and regular distributions of cash flow from Unconsolidated Affiliates).

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, or (c) increased pursuant to Section 2.22 or Section 9.02.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments is $100,000,000.00.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments and the Revolving Loan, and Letters of Credit issued thereunder, at such time.

“Revolving Credit Facility Maturity Date” means, with respect to the Revolving Credit Facility, April 21, 2025, subject to extension in accordance with Section 2.21.

“Revolving Lender” means any Lender that has a Revolving Commitment or holds Revolving Loans at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit F-1.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Sale-Leaseback Master Lease” means a master lease entered into by a buyer of a Property, as lessor, and the seller of such Property, as lessee, in connection with a transaction whereby such seller leases all or a portion of such Property after closing.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means, for any Person, Indebtedness of such person that is secured by a Lien.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) the Lenders, (iii) each Secured Swap Provider, (iv) each Issuing Bank, and (v) and each other holder of any Obligation of a Loan Party.

“Secured Swap Agreement” means any Swap Agreement between a Loan Party and a Secured Swap Provider in effect on the Effective Date or entered into thereafter, to the extent that the Borrower and such Secured Swap Provider have notified the Administrative Agent in writing of the intent to include the obligations of such Loan Party arising under such Swap Agreement as Secured Swap Agreement Obligations, and such Secured Swap Provider shall have acknowledged and agreed to the terms contained herein applicable to Secured Swap Agreement Obligations.

“Secured Swap Agreement Obligations” means as to any Person, all obligations, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), of a Loan Party arising under any Secured Swap Agreement.

“Secured Swap Provider” means a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of such Swap Agreement) who has entered into a Swap Agreement with a Loan Party.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person on any date of determination, that on such date the fair value of the assets of such Person is greater than the total amount of liabilities of such Person.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent provided that any joint venture in which any Loan Party is a majority owner but does not Control and which is not included in such Loan Party’s consolidated financial statements shall not be a subsidiary.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means (a) each Subsidiary Owner, (b) each Subsidiary that is master leasing an Unencumbered Property from an Exchange Fee Titleholder, (c) each Subsidiary that owns any Equity Interests issued by a Subsidiary Owner, and any other Subsidiary that becomes a party to the Subsidiary Guaranty, whether pursuant to Section 5.11 or otherwise.

“Subsidiary Guaranty” means that certain Amended and Restated Subsidiary Guaranty, dated as of the date hereof, executed by the Subsidiary Guarantors, in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, supplemented, reaffirmed or otherwise modified from time to time.

“Subsidiary Owner” means each Wholly-Owned Subsidiary of Borrower that is (i) an owner of an Unencumbered Property (other than an Exchange Fee Titleholder) or (ii) the lessee of an Unencumbered Property pursuant to an Acceptable Ground Lease, and under no circumstances shall an Exchange Fee Titleholder be deemed to be a Subsidiary Owner.

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01(b), Section 2.01(c) and/or, if applicable, Section 2.22.

“Term Lender” means each Initial Term Lender and each Delayed Draw Term Loan Lender.

“Term Loan” means an advance or advances made by any Term Lender under this Agreement in the form of an Initial Term Loan or a Delayed Draw Term Loan.

“Term Note” means a promissory note, if any, made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit F-2.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”  means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 pm (New York City time) on  such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Total Asset Value” means, as of the date of calculation, the aggregate, without duplication, of:

(i)the Property Value of all Properties owned (or leased pursuant to an Acceptable Ground Lease) by any member of the Consolidated Group or any Exchange Fee Titleholder (other than those Properties and Assets Under Development described in clauses (ii) through (x) below); plus

(ii)an amount equal to the Property Investment Value of each Asset Under Development owned (or leased pursuant to an Acceptable Ground Lease) by any member of the Consolidated Group or any Exchange Fee Titleholder until the earlier of (x) the date such Property achieves an Occupancy Rate of at least eighty percent (80%) and (y) twelve (12) months after the completion of construction and issuance of a certificate of occupancy (or similar document in the applicable jurisdiction)  in respect of such Property, at which time such Property shall be included in the determination of Total Asset Value pursuant to the preceding clause (i) and shall no longer be included under this clause (ii); plus

(iii)the Property Investment Value of all Properties that are unimproved land owned (or leased pursuant to an Acceptable Ground Lease) by any member of the Consolidated Group or any Exchange Fee Titleholder; plus

(iv)the Property Investment Value of all Properties that are Completed Development Properties owned (or leased pursuant to an Acceptable Ground Lease) by any member of the Consolidated Group or any Exchange Fee Titleholder; plus

(v)the Property Investment Value of each Property that is a New Stabilized Property or a New Unstabilized Property owned (or leased pursuant to an Acceptable Ground Lease) by any member of the Consolidated Group or any Exchange Fee Titleholder; plus

(vi)the Property Investment Value of each Property that is a Lease-Up Property owned (or leased pursuant to an Acceptable Ground Lease) by any member of the Consolidated Group or any Exchange Fee Titleholder; plus

(vii)Unrestricted Cash and Cash Equivalents owned directly or indirectly by any member of the Consolidated Group or any Exchange Fee Titleholder; plus

(viii)the amount of all Eligible Cash 1031 Proceeds resulting from the sale of Properties; plus

(ix)the Consolidated Group Pro Rata Share of the preceding items (other than those referred to in clause (viii)) owned by any Unconsolidated Affiliate or any Exchange Fee Titleholder; plus

(x)the aggregate book value of all assets not included in clauses (i) – (ix) above as calculated in accordance with GAAP.

Notwithstanding the foregoing, (a) Property Value for purposes of determining Total Asset Value for any Property that is a Lease-Up Property shall be determined based on Property Investment Value until the date that is twelve (12) months after such Property began qualifying as a Lease-Up Property, and (b) for purposes of determining Total Asset Value, Investments described in clauses (1) through (6) below shall not exceed an aggregate thirty percent (30%) (determined after giving effect to any deductions for any amounts which exceed the thresholds described in clauses (1) through (6) below) of Total Asset Value, and shall be subject to the following individual limits:

(1)unimproved land holdings shall not exceed fifteen percent (15%) of Total Asset Value;

(2)Debt Instruments and investment in any REIT stocks or REIT preferred securities shall not exceed five percent (5%) of Total Asset Value;

(3)Properties owned or leased pursuant to an Acceptable Ground Lease by an Unconsolidated Affiliate shall not exceed ten percent (10%) of Total Asset Value;

(4)Properties that are not Industrial Properties shall not exceed ten percent (10%) of Total Asset Value;

(5)Properties that are Lease-Up Properties, New Unstabilized Properties and Completed Development Properties shall not exceed twenty percent (20%) of Total Asset Value; and

(6)Assets Under Development shall not exceed twenty percent (20%) of Total Asset Value.

In the event that any of the foregoing Investments exceed the maximum amounts set forth above (including the thirty percent (30%) limitation for the Investments described in clauses (1) through (6)

above), such excess Investments shall not constitute an Event of Default but shall be excluded (without duplication) from the calculation of Total Asset Value.

“Total Indebtedness” means, as of any date of determination, without duplication, the sum of: (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis; plus (b) the applicable Consolidated Group Pro Rata Share of all Indebtedness of each Unconsolidated Affiliate.

“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans and their LC Exposure at such time.

“Total Secured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness that is Secured Indebtedness (excluding the Obligations under the Loan Documents).

“Total Unsecured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness that is Unsecured Indebtedness of the Consolidated Group determined on a consolidated basis.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of Delaware or any other applicable jurisdiction.

“Unconsolidated Affiliate” means an affiliate of Parent whose financial statements are not required to be consolidated under GAAP with the financial statements of Parent.

“Unencumbered Property” means, a Property (including an Exchange Property) that is designated in writing by the Borrower as an Unencumbered Property and:

(i) is located in the continental United States;

(ii) is one hundred percent (100%) owned in fee simple (or is ground leased pursuant to an Acceptable Ground Lease) by the Borrower, an Exchange Fee Titleholder or a Subsidiary Owner that is organized under the laws of a state or commonwealth within the continental United States;

(iii) is not subject to any ground lease (other than an Acceptable Ground Lease);

(iv) if such Property is owned or leased by a Subsidiary Owner, then

(A)such Subsidiary Owner (1) has no Indebtedness (other than as permitted under the Loan Documents, including, but not limited to, (x) Obligations under the Loan Documents, (y) customary trade payables in the ordinary course of business and (z) Exchange Debt Investments in favor of Borrower or a Subsidiary Guarantor), or (2) is not subject to insolvency proceedings, has not admitted in writing that it is unable to pay debts and neither the Property nor any ownership interest in such Subsidiary Owner is subject to any writ or warrant of attachment securing obligations in an aggregate amount in excess of $250,000; and

(B)no intervening entity between the Borrower and such Subsidiary Owner (1) has any Indebtedness (other than as permitted under the Loan Documents, including, but not limited to, (x) Obligations under the Loan Documents, (y) customary trade payables in the ordinary course of business and (z) Exchange Debt Investments in favor of Borrower or a Subsidiary Guarantor), or (2) is subject to insolvency proceedings, has admitted in writing that it is unable to pay debts or is subject to any writ or warrant of attachment that would cause a Materially Adverse Effect;

(v) neither such Property, nor if such Property is owned or leased by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to any Liens or encumbrances (other than clauses (a), (b), (c), (d), (f), (j), (k) and (m) of the definition of Permitted Encumbrances or a Lien securing bonds, notes or other obligations issued pursuant to a PILOT Transaction) or to any Negative Pledge);

(vi) regardless of whether such Property is owned or leased by the Borrower or a Subsidiary, the Borrower has the right, directly or indirectly through one or more of its Wholly-Owned Subsidiaries, to take the following actions without the need to obtain the consent of any Person: (x) to create Liens on such Property (or the leasehold interest therein created by an Acceptable Ground Lease) as security for Indebtedness of the Borrower or any such Subsidiary, as applicable, (y) to sell, transfer or otherwise dispose of such Property (or its leasehold interest therein, as applicable), (z) to create, incur, assume or suffer to exist any Lien upon any such Property or Equity Interests of the Subsidiary Guarantor that owns such Unencumbered Property, (aa) to cause the Subsidiary owning or leasing such Property to make Restricted Payments to the Borrower or any Guarantor (subject to any restriction with respect to a Property imposed in connection with a 1031 exchange);

(vii) at the time such Property is designated by the Borrower as an Unencumbered Property, is a New Unstabilized Property, a Completed Development Property or the Occupancy Rate of such Property equals or exceeds 80% (provided, however, that, subject to satisfaction of the other terms and conditions applicable to Unencumbered Properties, the Properties located at (x) 170 Sunport Lane, Orlando, FL and (y) 340 West Newberry, Bloomfield, CT, in each case, will be deemed to satisfy the requirements of this clause (vi) notwithstanding the fact that the Occupancy Rate of each such Property is less than 80%);

(viii) is not unimproved land nor is a significant portion of such Property under development or construction;

(ix) is free of material structural defects and major architectural deficiencies, title defects, environmental conditions, zoning violations and other adverse matters which, individually or collectively, would materially impair the value of such Property.

(x) if such Property does not satisfy the foregoing criteria in any of clauses (i) through (ix), the Property shall be an Unencumbered Property if approved by the Required Lenders.

“Unencumbered Property NOI” means, (a) with respect to any Unencumbered Property designated as such at least three (3) months prior to the date of determination, the Net Operating Income for such Unencumbered Property for the three (3) months preceding such date of determination less the aggregate Capital Expenditure Adjustment with respect to such Unencumbered Property, and (b) with respect to any Unencumbered Property designated as such less than three (3) months prior to the date of determination, the pro forma annualized Net Operating Income for such Unencumbered Property as projected by the Borrower and approved by the Administrative Agent less the aggregate Capital Expenditure Adjustment with respect to such Unencumbered Property.

“Unrestricted Cash and Cash Equivalents” means, at any time, an amount equal to all cash and Cash Equivalents of the Consolidated Group that are not subject to a pledge, Negative Pledge, Lien or control agreement (other than customary liens in favor of any depositary bank where such cash is maintained).

“Unsecured Indebtedness” means, for any Person, Indebtedness of such Person that is not Secured Indebtedness.

“Unused Fee Rate” means an annualized percentage equal to two-tenths of one percent (0.20%) if the Total Revolving Credit Exposure during the applicable day is less than fifty percent (50%) of the aggregate amount of Lenders’ Revolving Commitments and otherwise shall be equal to fifteen-hundredths of one percent (0.15%).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” means, as to any Person, any Subsidiary of such Person in respect of which all of the Equity Interests are at the time directly or indirectly owned and controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.  Notwithstanding anything to the contrary contained in this Section 1.04 or in the definition of “Capital Lease Obligations,” all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of the Loan Documents (whether or not such obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements of such Person.

SECTION 1.05.  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of Parent, the Borrower and its Subsidiaries or to the determination of any amount for Parent, the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

SECTION 1.06.  Interest Rates; Benchmark Notification.  The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any  interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE IIThe Credit Facility

SECTION 2.01.  Commitments.

(a)Subject to the terms and conditions set forth herein, including, without limitation, Section 2.01(d) below, each Revolving Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period for the Revolving Credit Facility in an aggregate principal amount that will not result in (A) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment and (B) the Total Revolving Credit Exposure exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.  Upon the expiration of the Availability Period for the Revolving Facility, the commitments of the Revolving Lenders to make Revolving Loans shall irrevocably cease.

(b)As of the Effective Date, there exist no Initial Term Commitments.  Subject to the terms and conditions set forth herein, including, without limitation, Section 2.01(d) below, if any Initial Term Commitments are hereafter established, then, upon the establishment of such Initial Term Commitments, each Initial Term Lender severally (and not jointly) agrees to make Initial Term Loans to the Borrower from time to time during the Availability Period established for the Initial Term Facility in an aggregate principal amount that will not result in (A) such Lender’s Initial Term Loans exceeding such Lender’s Initial Term Commitment and (B) the total amount of all Initial Term Loans exceeding the total Initial Term Commitments.  Upon an Initial Term Lender’s funding of any Initial Term Loan, the Initial Term Commitment of such Initial Term Lender shall be immediately reduced by the principal amount of such Initial Term Loan so funded.  Amounts prepaid or repaid in respect of Initial Term Loans may not be reborrowed. Upon the expiration of any Availability Period hereafter established for the Initial Term Facility, the commitments of the Initial Term Lenders to make Initial Term Loans shall irrevocably cease.  Amounts borrowed under this Section 2.01(b) are collectively referred to as the “Initial Term Loan”.

(c)Delayed Draw Term Loans.  Subject to the terms and conditions set forth herein, including, without limitation, Section 2.01(d) below, each Delayed Draw Term Loan Lender severally and not jointly agrees to make Delayed Draw Term Loans to the Borrower during the Availability Period for the Delayed Draw Term Loan Facility, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Delayed Draw Term Loan Commitment.  The principal amount of any Delayed Draw Term Loan to be made by any Lender shall not exceed such Lender’s remaining unfunded Delayed Draw Term Loan Commitment.  Amounts borrowed under this Section 2.01(c) are collectively referred to as the “Delayed Draw Term Loan”.  The Delayed Draw Term Loan may be funded in up to three (3) separate draws prior to the Delayed Draw Term Loan Commitment Termination Date, with the first two (2) Borrowings of Delayed Draw Term Loans each to be in a minimum amount of $25,000,000.  The aggregate Delayed Draw Term Loan Commitment shall automatically reduce immediately upon and in the principal amount of each Delayed Draw Term Loan made hereunder, and any remaining Delayed Draw Term Loan Commitments of the Lenders shall terminate on the Delayed Draw Term Loan Commitment Termination Date.  Amounts prepaid or repaid in respect of Delayed Draw Term Loans may not be reborrowed.

(d)Without limitation of the terms and conditions of Sections 2.01(a), (b) and (c) above, no Lender shall have any obligation to fund any Loan and no Issuing Bank shall have any obligation to issue any Letter of Credit pursuant to Section 2.06 below if, after the funding such Loan or the issuance of such Letter of Credit, the sum of the Total Revolving Credit Exposure and the total amount of all outstanding Term Loans would exceed the Net Borrowing Base then in effect.

SECTION 2.02.  Loans and Borrowings.

(a)Each Revolving Loan and Term Loan shall be made as part of a Borrowing consisting of Revolving Loans or Term Loans as the case may be, made by the Lenders ratably in accordance with their respective Commitments for the Revolving Credit Facility, the Initial Term Facility or the Delayed Draw Term Loan Facility, as the case may be.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.14 each Revolving Borrowing or Term Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans as the

Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  At the time that each RFR Borrowing and/or ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings and RFR Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by electronic mail (a) in the case of a Term Benchmark Borrowing, not later than 3:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 3:00 p.m., New York City time, five (5) Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable, and each such telephonic and electronic mail Borrowing Request shall be confirmed promptly in writing (which may include a PDF Borrowing Request attached to any such electronic mail request) to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing, and whether such Borrowing is of Revolving Loans, Initial Term Loans, or Delayed Draw Term Loans;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a  Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Reserved.

SECTION 2.05.  Reserved.

SECTION 2.06.  Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent  and the Issuing Bank, at any time and from time to time during the Availability Period for the Revolving Credit Facility.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter Of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit if the proceeds would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.  The parties hereto agree that each of the Existing Letters of Credit shall, from and after the Effective Date, be deemed to be a Letter of Credit issued under this Agreement.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend, renew or extend such Letter of Credit.  Each such notice may be revoked telephonically by the Borrower to the Issuing Bank and the Administrative Agent any time prior to the date of issuance of the Letter of Credit by the Issuing Bank, provided such revocation is confirmed in writing by the Borrower to the Issuing Bank and the Administrative Agent within one (1) Business Day by electronic mail.  If reasonably requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  Subject to the limitation of Section 2.01(c), a Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i)  (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment, and (iii) the Total Revolving Credit Exposure shall not exceed the lesser of total Revolving Commitments.  The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank (not to be unreasonably withheld); provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.

(c)Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof (including a customary one year extension “evergreen” provision), one year after such renewal or extension) and (ii) the date that is thirty (30) days prior to the then current Revolving Credit Facility Maturity Date, provided that a Letter of Credit may have an expiration date beyond such date, so long as (a) the expiration of the Letter of Credit is not later than twelve (12) months after the then current Revolving Credit Facility Maturity Date, (b) the Letter of Credit is approved by all Revolving Lenders or secured by cash collateral in a manner reasonably satisfactory to the Administrative Agent and the Issuing Bank (provided that if the Lenders approve the issuance of such Letter of Credit without cash collateral, such cash collateral shall be required at the then current Revolving Credit Facility Maturity Date if the Letter of Credit is still outstanding), and (iii) Lenders have received payment of all fees otherwise required in connection with Letters of Credit with expiry dates occurring on or prior to five Business Days before the then current Revolving Credit Facility Maturity Date; provided further that any Letter of Credit with a one year term may provide (if acceptable to the Issuing Bank) for the automatic renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Minneapolis time, on the Business Day that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Minneapolis time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Minneapolis time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Minneapolis time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing or by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than fifty-one percent (51%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, if any, as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII and upon the maturity of the Loans, whether by acceleration or lapse of time.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure  representing at least fifty-one percent (51%) of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that by its terms (or the terms of any agreement related thereto between the Borrower (or any Subsidiary) and the Issuing Bank) provides for one or more automatic increases or decreases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases or decreases, whether or not such maximum stated amount is in effect at such time.

(l)Limitations on Issuance.  Notwithstanding anything to the contrary contained herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator having jurisdiction over such Issuing Bank shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuing Bank any material unreimbursed loss, cost or expense which was not applicable as of the date hereof and which such Issuing Bank in good faith deems material to it.

(m)Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued by such Issuing Bank, the rules of the ISP shall apply to each Letter of Credit.

SECTION 2.07.  Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR

Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.  Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing to the Administrative Agent of a written Interest Election Request in a form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Term Benchmark Borrowing with a one month Interest Period.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing and each RFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09.  Termination and Reduction of Commitments.

(a)Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date, (ii) the Initial Term Commitments shall terminate upon final disbursement of the Initial Term Loans or the end of the Availability Period for the Initial Term Facility, whichever comes first, and (iii) the Delayed Draw Term Loan Commitments shall terminate upon the Delayed Draw Term Loan Commitment Termination Date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments and/or the Delayed Draw Term Loan Commitments; provided that (i) each reduction of the Revolving Commitments or Delayed Draw Term Loan Commitments, as applicable, shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Revolving Credit Exposure would exceed the total Revolving Commitments; provided, however, the Borrower may not reduce the aggregate amount of the Revolving Commitments or the Delayed Draw Term Loan Commitments, in each case, below $25,000,000 pursuant to this Section unless the Borrower is terminating the Revolving Commitments or the Delayed Draw Term Loan Commitments, as applicable, in full.

(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments or the Delayed Draw Term Loan Commitments, as applicable, under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of such Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving  Commitments or the Delayed Draw Term Loan Commitments shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments, and each reduction of the Delayed Draw Term Loan Commitments shall be made ratably among the Delayed Draw Term Loan Lenders in accordance with their respective Delayed Draw Term Loan Commitments.

SECTION 2.10.  Repayment of Loans; Evidence of Debt.

(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date, (ii) the unpaid principal amount of each Initial Term Loan on the Initial Term Facility Maturity Date, and (iii) the unpaid principal amount of each Delayed Draw Term Loan on the Delayed Draw Term Facility Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit F-1 for notes evidencing Revolving Loans and Exhibit F-2 for notes evidencing Term Loans (each a “Note”).  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.  Prepayment of Loans.

(a)The Borrower shall have the right at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)The Borrower shall notify the Administrative  Agent by telephone or in writing of any prepayment hereunder not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and  the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to (x) a Revolving Borrowing, the Administrative Agent shall advise the Revolving Lenders of the contents thereof and (y) a Term Borrowing, the Administrative Agent shall advise the applicable Term Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing or Term Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing or Term Borrowing of the same Class and Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing or Term Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.

(c)If at any time the Total Revolving Credit Exposure exceeds the aggregate amount of the Revolving Commitments, the Borrower shall within two (2) Business Day after receipt of written demand pay to the Administrative Agent for the account of the Revolving Lenders the amount of such excess. Amounts paid under this clause (c) shall be applied to pay amounts of principal outstanding on the Revolving Loans and shall be accompanied by accrued interest to the extent required by Section 2.13.

(d)[Reserved].

(e)If at any time the sum of the Total Revolving Credit Exposure and the total outstanding Term Loans exceeds the Net Borrowing Base, the Borrower shall within two (2) Business Days after receipt of written demand (A) repay the outstanding principal of the Loans and/or deposit cash collateral for the LC Exposure in accordance with Section 2.06(j) and/or (B) add new Unencumbered Properties to the pool of Unencumbered Properties in accordance with Section 2.23, such that the aggregate amount of such payments made and cash collateral posted pursuant to the foregoing clause (A), together with the aggregate Borrowing Base value of any additional Unencumbered Properties added pursuant to the foregoing clause (B), is at least equal to the amount of such excess.

SECTION 2.12.  Fees.

(a)The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender, an unused fee, which shall accrue at the Unused Fee Rate on the daily amount of the difference between the Revolving Commitment of such Lender and the sum of (i) the outstanding principal balance of such Lender’s Revolving Loans and (ii) such Lender’s LC Exposure during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates, and subject to adjustment in accordance with Section 2.20.  The Unused Fee Rate shall be calculated on a daily basis, and accrued unused fees shall be payable quarterly in arrears on the on the fifth Business Day following the last day of each March, June, September and December of each year and on the date on which the Revolving

Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any unused fees accruing after the date on which the Revolving Commitments terminate shall be payable within two (2) Business Days after receipt of written demand.  All unused fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the actual daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided, however, any Letter of Credit Fees (defined below) otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the Issuing Bank shall be payable, to the maximum extent permitted by applicable Legal Requirements, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.20(d)(iv) with the balance of such fee, if any, payable to the Issuing Bank for its own account.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifth Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable within two (2) Business Days after receipt of written demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand.  All participation fees and fronting fees (collectively, “Letter of Credit Fees”) shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed.

(c)If the Borrower exercises its right to extend the Revolving Credit Facility Maturity Date or the Initial Term Facility Maturity Date in accordance with Section 2.21, the Borrower agrees to pay (i) in the case of each extension to the Revolving Credit Facility Maturity Date, to the Administrative Agent for the account of each Revolving Lender, a fee equal to 0.125% of the amount of such Lender’s Revolving Commitment (whether or not utilized) being extended on the effective date of such extension, and (ii) in the case of each extension to the Initial Term Facility Maturity Date, to the Administrative Agent for the account of each Initial Term Lender, a fee equal to 0.125% of the amount of such Lender’s Initial Term Loans being extended on the effective date of such extension.  Such fee shall be due and payable in full on the effective date of such extension.

(d)For the period commencing on May 1, 2022 and ending on the Delated Draw Term Loan Commitment Termination Date, the Borrower agrees to pay to the Administrative Agent, for the account of each Delayed Draw Term Loan Lender, an unused fee, which shall accrue at the rate of 0.20% per annum on the average daily undrawn amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment during such period, subject to adjustment in accordance with Section 2.20.  Accrued unused fees shall be payable in arrears on the on the fifth Business Day following the last day of each March, June, September and December of each year and on the Delated Draw Term Loan Commitment Termination Date, commencing on the first such date to occur after the date hereof.  All unused fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)The Borrower agrees to pay to the Administrative Agent and the Joint Lead Arrangers, for their own respective accounts, fees payable in the amounts and at the times specified in the applicable Fee Letters, and such other fees as may separately be agreed upon between the Borrower and the Administrative Agent.

(f)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of unused fees, participation fees and, if applicable, any ticking fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.  Interest.

(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments in accordance with the terms hereof; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable upon written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days.  Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).  In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.  The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent in accordance with this Agreement, and such determination shall be conclusive absent manifest error.

(g)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders reasonably determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher or lower pricing for such period, then (A) if the proper calculation results in a higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank, as the case may be, promptly within two (2) Business Days after receipt of written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period, and (B) if the proper calculation results in a lower pricing for such period, the Borrower shall receive a credit or refund of any overpayment promptly after such determination.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, under clause (b) above or under Article VII.  The Borrower’s and the Lenders’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for a period of one hundred eighty (180) days.

SECTION 2.14.  Alternate Rate of Interest.

(a)Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.14, if:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR, Daily Simple SOFR; or

(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the

Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

SECTION 2.15.  Increased Costs.

(a)If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or similar assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate) or the Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, Issuing Bank or Recipient, the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered (provided that the determination of such additional amounts shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant), and provided further, that for the avoidance of doubt, that this Section 2.15 shall not apply with respect to any Taxes for which a Loan Party has an indemnification obligation under Section 2.17.

(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered (provided that the determination of such additional amounts shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).

(c)Intentionally Omitted.

(d)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(e)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the

Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments.

(a)With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.  Payments Free of Taxes.

(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Borrower.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, and without duplication of any amounts with respect to which payments were increased under Section 2.17(a).  A certificate setting forth in reasonable detail a calculation as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) (it being understood and agreed by the Loan Parties that the insufficiency of any such calculation or the details thereof shall not relieve the Loan Parties of any obligations under this Section), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent two copies (or such other number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)properly completed and executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the

Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than due to the failure of the indemnified party to comply with applicable law) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at the address set forth in Section 9.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.

(a)Each Lender and the Issuing Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.15 and 2.17 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice.  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) if such assignee is not a Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:(a)fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a) and Section 2.12(d);

(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)the Commitments, Revolving Credit Exposure, and outstanding Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders, Required Revolving Lenders, Required Initial Term Lenders or Required Delayed Draw Term Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby that by its terms affects any Defaulting Lender more adversely than other affected Lenders;

(d)if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Revolving Lender, cause such non-Defaulting Revolving Lender’s Revolving Credit Exposure to exceed its Revolving Commitment and (y) if the conditions set forth in Section 4.02 are satisfied at such time;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within five (5) Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank that portion of such Defaulting Lender’s LC Exposure that has not been reallocated pursuant to clause (i) above in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding, provided that the Borrower shall be permitted to use Revolving Loans to post such cash collateral;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if any portion of the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the then outstanding LC Exposure of such Defaulting Lender will be one hundred percent (100%) covered by the Revolving Commitments of the non-Defaulting Revolving Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Revolving Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit and such Lender is not contesting those funding obligations, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees in their sole discretion, that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21.  Extension of Maturity Date.  The Borrower shall have the option, exercisable up to 2 (two) times, to request that the Administrative Agent and the Lenders agree to extend the Revolving Credit Facility Maturity Date or the Initial Term Facility Maturity Date, as applicable, by one (1) year.  The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least thirty (30) days but not more than one hundred eighty (180) days prior to the current Revolving Credit Facility Maturity Date or Initial Term Facility Maturity Date, as applicable, a written request for such extension (an “Extension Request”), which may be revoked by Borrower prior to such current Revolving Credit Facility Maturity Date or Initial Term Facility Maturity Date, as applicable.  The Borrower shall pay to the Administrative Agent and each Lender within five (5) Business Days after receipt of written demand any and all reasonable and actual out-of-pocket costs incurred by the Administrative Agent and such Lender in connection with any such revoked Extension Request.  The Administrative Agent shall notify the Lenders if it receives an Extension Request promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Revolving Credit Facility Maturity Date or Initial Term Facility Maturity Date, as applicable, shall be extended for one year effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (z):  (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist at the time of such Extension Request is delivered by Borrower and as of the effectiveness of any such extension and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, (y) the Borrower shall have delivered to the Administrative Agent (A) if there have been any changes to the information provided in the Beneficial Ownership Certification since the last delivery thereof to the Administrative Agent, an updated Beneficial Ownership Certification on behalf of the Borrower, and (B) an affirmation and consent, in form and substance reasonably acceptable to Administrative Agent, executed by each Guarantor, and (z) the Borrower shall have paid the Fees payable under Section 2.12(c).  At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B).

SECTION 2.22.  Increase in Commitments.

(a)Request for Increase.  Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the aggregate Commitments so long as the aggregate amount of Commitments and outstanding Loans hereunder (without duplication) after giving effect to all such requests shall not exceed $500,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000, or such other amount as may be agreed upon by Borrower and Administrative Agent.  Each request shall specify whether it is for an increase of the Revolving Credit Facility, the Initial Term Facility or the Delayed Draw Term Loan Facility.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders) as to whether it intends to seek approval for increasing its Commitment.

(b)Lender Elections to Increase.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments and/or the Delayed Draw Term Loan Commitments and the making of any Term Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to any such increase or making of additional Term Loans and the allocations of any increase in the Revolving Commitments and/or the Delayed Draw Term Loan Commitments or making of Term Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or its Delayed Draw Term Loan Commitment, to provide a new Revolving Commitment or a new Delayed Draw Term Loan Commitments or to make an additional Term Loan. Each such Lender approached by the Administrative Agent shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase for the Revolving Credit Facility, the Initial Term Facility and/or the Delayed Draw Term Loan Facility, as the case may be.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each such Lender approached by the Administrative Agent of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), the Borrower may also invite additional assignees that are not Ineligible Institutions to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel, provided the consent of the Issuing Banks shall only be required for additional assignees for the Revolving Credit Facility.

(d)Effective Date and Allocations.  If the aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Financial Officer of such Loan Party (x) by such Loan Party approving or consenting to such increase (and attaching resolutions adopted by such Loan Party approving or consenting to such increase to the extent required under such Loan Party’s organization documents), and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes of this Section 2.22, the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) or (b), as applicable, of Section 5.01 and (B) no Default exists.  In connection with an increase to the Revolving Credit Facility, the Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.16)) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section.

(f)Conflicting Provisions.  This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

SECTION 2.23.  Addition of Unencumbered Properties.  Subject to Section 5.11, the Borrower may at any time and from time to time designate as Unencumbered Properties additional Industrial Properties that meet the definition of Unencumbered Properties by providing to the Administrative Agent (A) a description of such Property and the name of the owner (or, if such Property is subject to an Acceptable Ground Lease, the lessee) of all or any portion of such Property, (B) a certificate of a Responsible Officer of the Borrower certifying that (x) such Property is an Industrial Property that satisfies each of the requirements set forth in the definition of Unencumbered Property, and (y) no Default or Event of Default will result from the addition of such Property, (C) an updated Schedule 3.13, (D) a joinder to the Subsidiary Guaranty (to the extent required pursuant to Section 5.11), (E) with respect to each Subsidiary Owner, a Joinder Agreement (as defined in the Collateral Assignment Agreement) to the Collateral Assignment Agreement executed by the applicable Assignors, (F) if such Property is owned by an Exchange Fee Titleholder, a collateral assignment by Parent, Borrower or the applicable subsidiary of Borrower, as the case may be, in favor of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, of (i) the qualified exchange accommodation agreement and all other documents and agreements related to such reverse exchange transaction, including, without limitation, any purchase agreement relating to the transfer of the Property to Parent, Borrower or the applicable subsidiary of Borrower upon the termination or consummation of the reverse exchange transaction, and (ii) all documents, instruments and agreements relating to any loan made by Parent, Borrower or the applicable subsidiary of Borrower, as the case may be, to such Exchange Fee Titleholder or any affiliate thereof in connection with the acquisition of such Property, including, without limitation, any note (to be accompanied by an executed “in blank” endorsement), loan documents, collateral documents and equity ownership certificates; provided, however, that, upon the request of the Exchange Fee Titleholder, Administrative Agent will acknowledge in writing that such assignment (and any consent thereto provided by the applicable exchange accommodator) will be recourse only to the Exchange Fee Titleholder and none of such Exchange Fee Titleholder’s members, partners, shareholders, employees, officers or directors shall have any personal liability in connection with such assignment, and (G) information regarding each new Subsidiary Guarantor that is reasonably required under the Patriot Act and similar “know your customer” requirements of the Lenders, if requested by Lender at least five (5) Business Days prior to the date such Industrial Property is expected to be designated as an Unencumbered Property, at which time such additional Unencumbered Properties shall be included for purposes of calculating the Borrowing Base and determining the Borrower’s compliance with the covenants set forth in Sections 6.11 and 6.12.  Borrower shall be deemed to have made each of the representations and warranties in Section 3.13 (a) through (j) with respect to each Unencumbered Property being designated.  At the time Borrower designates an additional Unencumbered Property it shall also provide an updated calculation of the maximum amount that is available to be drawn hereunder, which shall be in form substantially similar to the availability calculation furnished to Lenders on or prior to the date of the first Loan made hereunder, it being acknowledged that financial data presented for existing Unencumbered Properties included in the last quarterly reporting package will be presented based on information included therein and financial data for other Unencumbered Properties shall be based on calculations described within the definition of Unencumbered Property NOI.

SECTION 2.24.  Funds Transfer Disbursements.  The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the BAQ.

ARTICLE IIIRepresentations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  Each of the Loan Parties are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within the corporate, partnership or other organizational powers of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership or other organizational action and, if required, partner or member action.  This Agreement and each other Loan Document has been duly executed and delivered by the applicable Loan Parties which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) to the actual knowledge of Borrower, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, and except with respect to notices which have already been given or where the failure to obtain any of the  foregoing would not have a Material Adverse Effect, (b) to the actual knowledge of the Borrower, will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any of the Loan Parties or any order of any Governmental Authority, the violation of which would have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any of the Loan Parties or its assets, or give rise to a right thereunder to require any payment to be made by any of the Loan Parties, which would reasonably be expected to have a Material Adverse Effect  and (d) will not result in the creation or imposition of any Lien on any asset of the Loan Parties if the breach of the foregoing would reasonably be expected to have a Material Adverse Effect.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)  The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of Parent and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 2021, in each case certified by a Financial Officer of Parent.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.

(b)Since December 31, 2021, there has been no event or circumstance, that has had a Material Adverse Effect.

SECTION 3.05.  Properties.  (a)  Subject to the Liens permitted under Section 6.02, each of Parent, Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real property material to its business, except for defects in title that could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Unencumbered Property is subject to any Liens, other than Permitted Encumbrances that are allowed by the definition of Unencumbered Property.

(b)To the actual knowledge of the Borrower, each of Parent, Borrower and any Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such failure to own or license or such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.  Litigation and Environmental Matters.  Except for any Disclosed Matters, (a) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting Parent, Borrower or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)Except for the Disclosed Matters and except with respect to any matter or events described in (i) through (iii) below that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Parent, Borrower nor any of their Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.

(c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in any new Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements.  Each Loan Party and each Subsidiary Guarantor thereof is in compliance in all material respects with all laws, regulations and orders of any Governmental Authority applicable to it or, to Borrower’s knowledge, its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  Investment Company Status.  None of the Borrower, any Person controlling the Borrower, nor any Subsidiary is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.  Taxes.  Each of Parent, the Borrower and their Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent, Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  ERISA.

(a)Neither Borrower nor any Guarantor is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA ("Plan Assets").

(b)Except as would not reasonably be expected to result in a Material Adverse Effect each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.

(c)There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(d)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and to the knowledge of the Borrower, no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the knowledge of the Borrower, no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; provided, however, that, for purposes of this 3.10(d), “knowledge of the Borrower” shall mean the actual knowledge of the Borrower after making reasonable due and diligent inquiries of each ERISA Affiliate having a Controlling ownership interest in the Borrower; provided, further, that, on any date, the Borrower shall be deemed to have made such reasonable due and diligent inquiry as to any such ERISA Affiliate as of such date if it has made such inquiry within ninety (90) days of such date (it being acknowledged that the Borrower is not required to make any such inquiry, and Borrower’s failure to conduct such inquiry shall not constitute a breach of this representation or the Agreement as a whole).

SECTION 3.11.  Disclosure.  The Borrower has disclosed or made available to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which Borrower or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  As of the Effective Date, none of the other reports, certificates or other information (other than projected financial information and other information of a general economic or industry-specific nature), in each case furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered by or on behalf of the Borrower hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) as to written information supplied by third parties, the Borrower represents only that it has no actual knowledge of any material misstatement or omission therein, and (ii) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to have been reasonable at the time such information was prepared (it being recognized by the Administrative Agent and the Lenders that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results and the differences may be material).

SECTION 3.12.  Anti-Corruption Laws and Sanctions.(a)None of (x) Parent, the Borrower or any Subsidiary of Parent or the Borrower or (y) to the knowledge of Parent, the Borrower or any such Subsidiary, (1) any of their respective directors, officers, employees or controlled Affiliates or (2) any agent or representative of Parent, the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from any Loan or any other extension of credit made under the Loan Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.  Each of Parent, the Borrower and any of their respective Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by Parent, the Borrower and such Subsidiaries and their respective directors, officers, employees, agents and controlled Affiliates with Sanctions and the Anti-Corruption Laws.  Each of Parent, the Borrower and any of their respective Subsidiaries, and to the knowledge of the Borrower, (aa) each director, officer and employee of Parent, the Borrower and each such Subsidiary and (bb) each agent of Parent, the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from any Loan or any other extension of credit made under the Loan Documents, is in compliance with the Anti-Corruption Laws in all material respects.

(b)No use of proceeds of any Borrowing or any Letter of Credit have been used by any Loan Party, to the knowledge of any Loan Party, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) directly, or to the knowledge of any Loan Party, indirectly, in any manner that will result in any violation of any Anti-Corruption Law or applicable Sanctions.

SECTION 3.13.  Unencumbered Properties.  Schedule 3.13 hereto contains a complete and accurate list of Unencumbered Properties designated by the Borrower to constitute Unencumbered Properties hereunder as of the Effective Date and as supplemented from time to time in connection with the delivery of a Borrowing Base Certificate or as set forth in Sections 2.23 and 9.21 and upon the inclusion or removal of a Property as an Unencumbered Property, including the name of the entity that owns each Unencumbered Property.  With respect to each Property identified from time to time as an Unencumbered Property, Borrower hereby represents and warrants in all material respects as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld conditioned or delayed):

(a)To the Borrower’s knowledge, no portion of any improvement on the Unencumbered Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower or the applicable Subsidiary, to the extent the same is available on commercially reasonable terms, has obtained and will maintain insurance coverage for flood and other water damage in the amount of the replacement cost of the improvements at the Unencumbered Property.

(b)To the Borrower’s knowledge, the Unencumbered Property and the present use and occupancy thereof are in compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws (“Applicable Laws”), subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(c)Except to the extent not completed on Assets Under Development and Land, the Unencumbered Property is served by all utilities required for the current use thereof, all utility service is provided by public utilities and the Unencumbered Property has accepted or is equipped to accept such utility service, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(d)Except to the extent not completed on Assets Under Development and Land, all roads and streets necessary for service of and access to the Unencumbered Property for the current use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(e)Except to the extent not completed on Assets Under Development and Land, the Unencumbered Property is served by public water and sewer systems or, if the Unencumbered Property is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(f)Borrower is not aware of any material latent or patent structural defect in the Unencumbered Property.  The Unencumbered Property is free of damage and waste that would materially and adversely affect the value of the Unencumbered Property (other than any casualty loss being handled in accordance with the Loan Documents or condemnation proceedings being handled in accordance with Loan Documents) and is in adequate repair for its intended use.  The Unencumbered Property is free from material damage caused by fire or other casualty (other than any casualty loss being handled in accordance with the Loan Documents).  There is no pending or, to the actual knowledge of Borrower, threatened condemnation proceedings affecting the Unencumbered Property, or any material part thereof, in each case that would materially detract from the value of such Unencumbered Property, materially impair the use or operation thereof, or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary.

(g)Except to the extent not completed on Assets Under Development and Land, to Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Property are in a condition and repair adequate for its intended use and, to Borrower’s knowledge, in material compliance with all Applicable Laws with respect to such systems or with respect to any Unencumbered Property will be upon completion of such Unencumbered Property, subject, in each case, to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(h)All improvements on the Unencumbered Property lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Property other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Property, no such improvements encroach upon easements benefiting the Unencumbered Property other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Property and no improvements on adjoining properties encroach upon the Unencumbered Property or easements benefiting the Unencumbered Property other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Property.

(i)There are no material delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Property except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

(j)Each Unencumbered Property satisfies in all material respects each of the requirements set forth in the definition of “Unencumbered Property”.

A breach of any of the representations and warranties contained in this Section 3.13 with respect to a Property shall disqualify such Property from being an Unencumbered Property for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default or an Event of Default (unless the elimination of such Property as an Unencumbered Property results in a Default or Event of Default under one of the other provisions of this Agreement).

SECTION 3.14.  Subsidiaries; Equity Interests.  As of the Effective Date, Schedule 3.14 sets forth the direct owners of outstanding Equity Interests in each Subsidiary Guarantor and such Equity Interests have been validly issued, are, to the extent applicable, fully paid and nonassessable and are owned by such owner free and clear of all Liens, other than Permitted Encumbrances.

SECTION 3.15.  REIT Status.  Parent is qualified or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code currently applicable to the qualification of Parent as a real estate investment trust.

SECTION 3.16.  No Default.  No Default or Event of Default has occurred and is continuing.

SECTION 3.17.  Beneficial Ownership Certification.  As of the Effective Date, the information included in the Beneficial Ownership Certification (if such certification was required to be delivered by the Administrative Agent) is true and correct in all material respects.

SECTION 3.18.  Affected Financial Institution.  No Loan Party is an Affected Financial Institution.

SECTION 3.19.  Insurance.  Each of Parent, the Borrower and their Subsidiary Guarantors insure their properties in such amounts, with such deductibles and covering such risks, as are reasonable and prudent, and customarily carried by companies engaged in similar businesses and owning similar properties in the respective localities where such Loan Party or the applicable Subsidiary operates.

SECTION 3.20.  Solvency.  On the Effective Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Effective Date, the Parent and the Borrower, taken as a whole and on a consolidated basis, are Solvent.

SECTION 3.21.  Margin Stock.  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

ARTICLE IVConditions

SECTION 4.01.  Effective Date of Obligations to Make Loans.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b)Reserved.

(c)The Administrative Agent (or its counsel) shall have received Notes, if any, made by the Borrower, payable to each applicable Lender and complying with the terms of Section 2.10(e).

(d)The Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Murtha Cullina, counsel for the Borrower, and (ii) Venable LLP, counsel for the Parent, in each case, covering such matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(e)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f)The Administrative Agent shall have received (i) a certificate, dated as of the Effective Date, and signed by a Financial Officer of the Borrower, (A) confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02, (B) attaching pro forma calculations of the covenants set forth in Sections 6.11 (which pro forma calculations may, in each case, take into account, among other things, the straight line rent treatment of any free rent periods for all leases that have commenced as of the Effective Date), in each case for the fiscal quarter of Borrower ending December 31, 2021, and (C) confirming that there has been no event or circumstance since December 31, 2021 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) a Borrowing Base Certificate executed by a Financial Officer of the Borrower.

(g)Reserved.

(h)Reserved.

(i)The Administrative Agent shall have received all fees and other amounts due and payable under this Agreement or the Fee Letters on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(j)Reserved.

(k)Reserved.

(l)The Lenders shall have received all information regarding Parent, the Borrower and the other Loan Parties that is reasonably required under the Patriot Act and similar “know your customer” requirements of the Lenders.

(m)If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then Borrower shall deliver to the Administrative Agent at least five (5) days prior to the Effective Date, in form and substance satisfactory to the Administrative Agent, a Beneficial Ownership Certification.

(n)If requested by the Administrative Agent, the Administrative Agent shall have received a completed and executed BAQ, dated as of the Effective Date, in the form attached hereto as Exhibit B.

(o)No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or, to the knowledge of the Borrower, threatened which would reasonably be expected to result in a Material Adverse Effect.

(p)The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on April 21, 2022 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (except to the extent qualified by materiality in which case such representations and warranties so qualified shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations or warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except to the extent qualified by materiality in which case such representations and warranties so qualified shall be true and correct in all respects) as of such earlier date.

(b)At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing, and no violation of the limits described in Section 2.01(c) would occur after giving effect to such Borrowing.

(c)Borrower shall have provided to the Administrative Agent a replacement BAQ, to the extent that a Borrowing is to be disbursed in any manner other than as described in the BAQ then in effect.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE VAffirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements; Ratings Change and Other Information.  The Borrower will furnish to the Administrative Agent (and the Administrative Agent shall deliver to the Lenders promptly following receipt from the Borrower unless such deliveries are posted on an Approved Electronic Platform to which the Lenders have access):

(a)within one hundred five (105) days after the end of each fiscal year of Parent, the audited consolidated balance sheet and related statements of income and retained earnings and cash flows of the Consolidated Group as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by RSM US LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Parent, the unaudited consolidated balance sheet and related statements of income and retained earnings and cash flows of the Consolidated Group as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if available), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and footnotes;

(c)concurrent with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Borrower or Parent (i) certifying as to whether a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the most recent audited Financial Statements delivered by Borrower that affects the Financial Statements, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)concurrent with any delivery of financial statements under clause (a) or (b) above, and at such other times as specified herein or any other Loan Document or as may be reasonably requested by the Administrative Agent, a Borrowing Base Certificate executed by a Financial Officer of the Borrower setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, together with a supplement to Schedule 3.13 summarizing the Unencumbered Property NOI, and any additional information or reports with respect to the Borrowing Base as the Administrative Agent may reasonably request.

(e)reserved;

(f)promptly after the same become publicly available, upon written request of Administrative Agent copies of all material periodic and other reports, registration statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(g)prior to the first (1st) day of February in each fiscal year of the Borrower ending prior to the latest Maturity Date, projected balance sheets, operating statements and cash flow budgets of the Borrower and its Subsidiaries on a consolidated basis for the next succeeding fiscal year, all itemized in reasonable detail; and

(h)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as may be reasonably requested pursuant to a reasonable and customary request by the Administrative Agent or any Lender.

Documents required to be delivered pursuant to Section 5.01(a), (b), (f) or Section 5.01(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address provided to Administrative Agent; or (ii) on which such documents are publicly filed or are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its written request to the Borrower to deliver such paper copies for the periods so requested. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02.  Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender written notice within five (5) Business Days after it becomes aware of same (unless specific time is set forth below):

(a)the occurrence of any Default of which Borrower has knowledge;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that has a reasonable likelihood of being adversely determined and, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event of which the Borrower has knowledge that, alone or together with any such other ERISA Events that have occurred, would reasonably be expected to result in Material Adverse Effect, provided, however, that “knowledge” of the Borrower shall mean the actual knowledge of the Borrower after making reasonable due and diligent inquiries of each ERISA Affiliate having a Controlling ownership interest in the Borrower; provided further that, on any date, the Borrower shall be deemed to have made such due and diligent inquiry as to any such ERISA Affiliate as of such date if it has made such inquiry within 90 days of such date (it being acknowledged and agreed that the Borrower is not required to make any such inquiry, and Borrower’s failure to conduct such inquiry shall not constitute a breach of this covenant or the Agreement as a whole);

(d)if reasonably requested by the Administrative Agent in writing, any change in the information provided in the Beneficial Ownership Certification (if previously provided at the Administrative Agent’s request) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such Beneficial Ownership Certification;

(e)any material change in accounting policies or financial reporting practices by any member of the Consolidated Group or any Subsidiary thereof; and

(f)any other development of which Borrower is aware that has resulted in, or would be reasonably expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any transfer not prohibited hereunder.

SECTION 5.04.  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to and necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) maintain (directly or indirectly through its tenants), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent that insurance required hereunder is maintained solely by a tenant of Borrower or a Subsidiary, then Borrower and/or such Subsidiary, as applicable, shall be named as a loss payee and additional insured under each such policy).

SECTION 5.06.  Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP.  The Borrower will, and will cause each of its Subsidiary Guarantors to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties (subject to the rights of tenants thereon), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.07.  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will use commercially reasonable efforts to maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.  Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used for, and Letters of Credit will be issued only to support general corporate purposes of the Borrower or its affiliates (including, but not limited to property acquisitions, developments, payments of deposits and payment of fees and expenses in connection with the foregoing).  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall assure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.  Accuracy of Information.  The Borrower will use commercially reasonable efforts to ensure that any information (other than projected financial information and other information of a general economic or industry-specific nature), in each case furnished in writing by or on behalf of the Borrower to the Administrative Agent and if applicable, the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder (as modified or supplemented by other information so furnished) contains no material misstatement of fact or does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09, provided that (i) as to written information supplied by third parties, the Borrower represents only that it has no actual knowledge of any material misstatement or omission therein, and (ii) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to have been reasonable at the time it was prepared (it being recognized by the Administrative Agent and the Lenders that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results and the differences may be material).

SECTION 5.10.  REIT Status.  Parent will at all times following its election as a real estate investment trust, continue to elect to be treated as a real estate investment trust and comply with all applicable provisions of the Code reasonably necessary to allow Parent to qualify for status as a real estate investment trust.

SECTION 5.11.  Subsidiary Guaranties.  Subject to the provisions set forth below, the Borrower shall cause each of its Subsidiaries that (a) is a Subsidiary Owner, (b) incurs, Guarantees, or otherwise becomes obligated in respect of any Recourse Indebtedness, or (c) owns any Equity Interests issued by a Subsidiary Owner, in each case, to execute and deliver to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (i) a joinder to the Subsidiary Guaranty executed by such Subsidiary (or if the Guaranty is not then in existence, a Guaranty executed by such Subsidiary), (ii) if such Subsidiary is a Subsidiary Owner or an Assignor, a Joinder Agreement (as defined in the Collateral Assignment Agreement) to the Collateral Assignment Agreement executed by such Subsidiary, and (iii) the items that would have been delivered under

Sections 4.01(d), (e), (l), and (p) solely if such Subsidiary should have been required to be a Guarantor on the Agreement Date.  If Borrower designates a Property that is owned by an Exchange Fee Titleholder to be included as an Unencumbered Property, then the member of the Consolidated Group that is master leasing such Property shall execute a joinder to the Subsidiary Guaranty and shall be a Subsidiary Guarantor during the period of time that the exchange is pending.  For Unencumbered Properties owned by an Exchange Fee Titleholder, upon completion or termination of the reverse exchange, if Borrower desires the applicable Property to remain an Unencumbered Property, Borrower, or a Subsidiary of Borrower shall acquire all of the ownership interests of the Exchange Fee Titleholder or title to such Unencumbered Property and at such time the entity that was previously the Exchange Fee Titleholder, but has become a Subsidiary of the Borrower, or if fee title is acquired, the Subsidiary acquiring fee title will execute a joinder to the Subsidiary Guaranty and become a Subsidiary Guarantor, and the entity that had previously been master leasing such Property shall be automatically released from the Subsidiary Guaranty.

SECTION 5.12.  Reserved.

SECTION 5.13.  No Plan Assets.  The Borrower and each Guarantor will, for so long as this Agreement is outstanding, use reasonable efforts to ensure that none of its assets constitute Plan Assets.

SECTION 5.14.  Environmental Laws.  The Loan Parties shall comply in all material respects, and use its commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits relating to such properties, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect; obtain and renew all material Environmental Permits reasonably necessary for its operations and properties, except to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect; and conduct any required investigation, study, sampling and testing, and undertake any required cleanup, response, removal, remedial or other action reasonably necessary to remove, remediate and clean up all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it in accordance with the requirements of all applicable Environmental Laws; provided, however, that the Loan Parties shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that (i) their obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP,  (ii) the Loan Parties are enforcing their rights in good faith and by proper proceedings under the terms of the lease to require the lessee to undertake such obligations or (iii) to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.15.  Material Contracts.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary Guarantor to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract, except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, do or knowingly permit to be done anything to impair the value of any of the Material Contracts that would result in a Material Adverse Effect.

SECTION 5.16.  Further Assurances.  The Borrower shall, and shall cause each of the other Loan Parties to, promptly upon written request by the Administrative Agent, (a) correct any material defect or manifest error that may be discovered in any Loan Document and (b) do, execute and take any and all such further acts, deeds, certificates and assurances and other instruments as the Administrative

Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE VINegative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.  Indebtedness; Negative Pledges.  The Borrower will not and will not permit any other Loan Party to (i) create, incur, assume or permit to exist any Indebtedness (excluding obligations under the Loan Documents, trade payables and other operating expenses, unsecured Indebtedness in the ordinary course of business that is not for borrowed money and completion and similar bonds in the ordinary course of business), and (ii) permit any Unencumbered Property or any Equity Interests of a Subsidiary Owner to be subject to a Negative Pledge, or otherwise enter into or agree to any negative pledge clauses or similar covenants or restrictions or agreements which would entitle an entity to the benefit of any lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause) on any Unencumbered Property or any Equity Interests of a Subsidiary Owner (other than Permitted Encumbrances provided that Permitted Encumbrances under clauses (h) and (l) of the definition thereof must be in favor of a Loan Party); provided, however, that (a) the foregoing restrictions in (i) shall not apply to (v) unsecured master lease liabilities, (w) any unsecured Indebtedness, (x) customary limited recourse guaranties, (y) customary environmental indemnities and (z) Indebtedness under any Swap Agreement and (b) clause (ii) shall not apply to (1) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (2) restrictions and conditions existing on the date hereof identified on Schedule 6.01 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (3) customary restrictions and conditions contained in agreements relating to the sale of an asset or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the asset or Subsidiary that is to be sold, or (4) customary provisions in leases, licenses and other contracts restricting the assignment thereof.

SECTION 6.02.  Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien (other than Liens in favor of the Administrative Agent for the ratable benefit of the Secured Parties) on any (i) Unencumbered Property or any fixtures or building systems incorporated into such Unencumbered Property, or any contract rights, insurance proceeds, condemnation awards or other personal property of the Borrower or such Subsidiary pertaining to or used in connection with the ownership, development and/or operation of such Unencumbered Property (provided, however that this clause (i) does not apply to any leased equipment), whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any Unencumbered Property, except for those Permitted Encumbrances permitted by the definition of Unencumbered Property, or (ii) Equity Interest of the Borrower or any Subsidiary Guarantor or the right to receive any income therefrom or proceeds thereof.

SECTION 6.03.  Fundamental Changes.  The Borrower will not, and will not permit any Subsidiary to, (i) whether pursuant to a Delaware LLC Division, Delaware LP Division or otherwise, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all/any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), (iii) whether pursuant to a Delaware LLC Division, Delaware LP Division or otherwise, liquidate or dissolve, (iv) divide into two or more Persons, including becoming a Delaware Divided LLC or Delaware Divided LP (whether or not the original Person survives such division) or (v) create, or reorganize into, one or more series pursuant to a Delaware LLC Division or Delaware LP Division, or except that, so long as no Default exists or would result therefrom:

(a)any Person (other than any Subsidiary Owner) may merge or consolidate with or into (i) the Borrower or Assignor, provided that the Borrower or Assignor, as applicable, shall be the continuing or surviving Person and there is no Change in Control, or (ii) any one or more other Subsidiaries, including newly formed Subsidiaries, provided that when any Subsidiary Guarantor is merging or consolidating with or into another Subsidiary that is not a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving Person or the other Subsidiary shall become a Subsidiary Guarantor in accordance with Section 5.11;

(b)any Subsidiary may merge, dissolve or liquidate, or sell, transfer, lease or otherwise dispose of any, all or substantially all of its assets, and Borrower may sell, transfer or otherwise dispose of any or all of its direct and indirect Equity Interests in any Subsidiary, provided that if such Subsidiary owns a Property that had been included as an Unencumbered Property, Borrower shall have complied with the requirements of Section 2.23(b) for removal of such Unencumbered Property;

(c)Any Loan Party may sell, transfer, lease or otherwise dispose of any, all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party (or to any Person that becomes concurrently with such sale, transfer, lease or other disposition a Loan Party pursuant to Section 5.11); provided, that concurrently with such sale, transfer, lease or other disposition of an Unencumbered Property or Collateral, the Loan Party or other Person to which such assets were sold, transferred, leased or otherwise disposed becomes a Subsidiary Guarantor and/or Assignor, as applicable, and complies with the provisions of Sections 2.23 and 5.11; and

(d)Any Subsidiary that is not a Loan Party may merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, pursuant to a Delaware LLC Division or Delaware LP Division and may consummate any transaction described in clauses (iv) and (v) above.

For the avoidance of doubt, if, as a result of any transaction permitted under this Section 6.03, any Unencumbered Property hereunder no longer meets the definition of a “Unencumbered Property” or otherwise fails to satisfy the requirements for inclusion in the pool of Unencumbered Properties set forth herein, such Property will immediately upon such sale, transfer, lease or other disposition cease to be included in the pool of Unencumbered Properties.

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.  Except as permitted in Section 6.03, the Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for industrial properties (including Subsidiaries that own only industrial properties), Cash and Permitted Investments.

SECTION 6.05.  Swap Agreements.  The Borrower will not, and will not permit any of its Subsidiary Guarantors to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or expected exposure (other than those in respect of Equity Interests  of the Borrower or any of its Subsidiaries), or (b) Swap

Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.06.  Restricted Payments.  Without the consent of the Required Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time during which an Event of Default is continuing, except (i) to the extent reasonably necessary for Parent or any Subsidiary of Parent that is a real estate investment trust to maintain its status as a real estate investment trust and avoid the payment of federal or state income or excise tax, so long as (x) no Event of Default under Section 7.01(h) has occurred and is continuing and (y) the maturity of the Loans has not been accelerated, and (ii) distributions by any Subsidiary directly or indirectly to the Borrower.

SECTION 6.07.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary taken as a whole than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, (d) any matter, transaction or arrangement disclosed in any report, proxy statement or other material filed by the Parent, the Borrower or any Subsidiary of the Parent with the Securities and Exchange Commission prior to the Effective Date, (e) pursuant to each of the agreements listed on Schedule 6.07 attached hereto together with any amendment, modification, renewal, replacement or similar agreement entered into on terms which are not materially less favorable to the Borrower or Parent (taken as a whole) than the Agreement set forth on Schedule 6.07, and (f) transactions between the Borrower, its Subsidiaries and any Subsidiary treated as a taxable REIT subsidiary under Section 856 of the Code on terms and conditions not materially less favorable to the Borrower or such Subsidiary taken as a whole than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.08.  Change in Nature of Business.  The Borrower will not, and will not permit any of its Subsidiary Guarantor to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date, or any business substantially related, complementary, ancillary or incidental thereto.

SECTION 6.09.  Transfers of Direct or Indirect Interests in Borrower.  In addition to the requirement that Borrower shall not permit transfers of direct or indirect interests in Borrower that result in a Change in Control, if the transfer of any direct or indirect interests in Borrower will result in there being a direct or indirect owner of twenty-five percent (25%) or more in the Borrower (other than an entity that owns, directly or indirectly, twenty-five percent (25%) or more of the Borrower as of the date hereof) (a “Material Transfer”), Borrower shall give Administrative Agent prior notice of such Material Transfer and provide to Administrative Agent such information about the transferee as Administrative Agent or any Lender may reasonably request; provided, however, that, notwithstanding the foregoing, no any transfer of publicly traded stock, publicly traded securities or other publicly traded ownership interests in Parent shall constitute a Material Transfer for purposes of this Section 6.09.  In addition, no Material Transfer of a direct or indirect interest in the Borrower shall be permitted if such transfer: (i) would result in the representation in Section 3.12 to not be true, or (ii) would result in a violation of applicable U.S. Federal law or regulation for Lenders to have a loan outstanding to a borrower in which such proposed transferee owns a direct or indirect interest.  In the event that the Borrower advises the Administrative Agent of a Material Transfer, if Administrative Agent believes that such Material Transfer would violate clause (ii) above, Administrative Agent shall so advise Borrower within ten (10) Business Days (or, if requested by the Administrative Agent, such longer period of time as is required for

Administrative Agent and Lenders to complete all diligence and compliance searches that are, in each case, required by law or regulations applicable to Administrative Agent or any such Lender (the “Additional Due Diligence Period”) after receipt of a notice of the proposed transfer, and the failure of Administrative Agent to do so within such ten (10) Business Day time period (or ten (10) Business Days following the end of such Additional Due Diligence Period) shall be deemed to be a determination by the Lenders that such proposed Material Transfer does not violate clause (ii) above.  The Administrative Agent shall promptly notify the Borrower when the Additional Due Diligence Period ends.

SECTION 6.10.  Sanctions Laws and Regulations.  The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any of its or their respective directors, officers or employees or, to its actual knowledge, agents, to, use any proceeds of the Loans or any Letter of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.  The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any proceeds of the Loans or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, (b) for the purpose of funding, financing or (to the knowledge of any Loan Party) facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.11.  Financial Covenants.

The Borrower shall not:

(a)Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth of the Consolidated Group at any time to be less than $319,148,751.70 plus seventy-five percent (75%) of the aggregate increases in shareholders’ equity of the Consolidated Group by reason of issuance or sale of equity of the Consolidated Group (other than issuances to a Loan Party) after March 31, 2021.

(b)Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio to be less than, as of the last day of any fiscal quarter, (i) in the case of any fiscal quarter ending on or prior to March 31, 2022, 1.25:1.00, and (ii) in the case of any fiscal quarter ending on or after June 30, 2022, 1.50:1.00.  In all cases, the Consolidated Fixed Charge Coverage Ratio shall be determined based on information for the most recent quarter annualized.

(c)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio to exceed sixty percent (60%) as of the last day of any fiscal quarter.

(d)Secured Indebtedness.  Permit the Consolidated Secured Leverage Ratio to exceed, as of the last day of any fiscal quarter, (i) in the case of any fiscal quarter ending on or prior to December 31, 2022, fifty percent (50%), and (ii) in the case of any fiscal quarter ending on or after March 31, 2023, forty percent (40%).

SECTION 6.12.  Borrowing Base Covenants.

The Borrower shall not:

(a)Minimum Industrial Unencumbered Properties.  Permit there to be less than (i) at any time on or after June 30, 2021 through December 30, 2023, five (5) Industrial

Unencumbered Properties, and (ii) at any time on or after December 31, 2023, eight (8) Industrial Unencumbered Properties.

(b)Minimum Borrowing Base.  Permit the Borrowing Base to be less than (a) at any time on or after June 30, 2021 through December 30, 2022, $75,000,000, (b) at any time on or after December 31, 2022 through December 30, 2023, $125,000,000, and (c) at any time on or after December 31, 2023, $250,000,000.

SECTION 6.13.  Exchange Property; Exchange Fee Titleholders.  For purposes of calculation of the applicable financial covenants set forth in Sections 6.11 and 6.12, the Borrower and its Subsidiaries shall be given credit for Exchange Properties and properties held by an Exchange Fee Titleholder pursuant to an exchange that qualifies, qualified or is intended to qualify as a reverse exchange under Section 1031 of the Code (including in the event any such property is subject to a mortgage in favor of, or for the benefit of, the Borrower or any of its Subsidiaries) as described herein.

SECTION 6.14.  Special Provisions regarding PILOT Transactions.  Notwithstanding any provision in this Agreement to the contrary, any Lien created in connection with a PILOT Transaction solely to secure repayment of a bond, note or other obligation owned by Borrower or a Subsidiary (or any affiliate thereof) shall be deemed a Permitted Encumbrance.  In furtherance of the foregoing, (i) nothing in the definition of Property shall preclude a PILOT Transaction Property under a PILOT Transaction from constituting Property; (ii) the definition of Subsidiary Owner shall include any Subsidiary that leases PILOT Transaction Property pursuant to a PILOT Transaction; (iii) the definition of Guarantee shall exclude PILOT Transaction guaranties so long as Borrower or a Subsidiary is the holder of the bond, note or other obligation that is guaranteed; (iv) no lease agreement entered into in connection with a PILOT Transaction shall constitute (or be deemed to constitute) Indebtedness or a Sale-Leaseback Master Lease; (v) the provisions of Section 5.11 with respect to any Subsidiary that owns any Unencumbered Property shall also apply to any Subsidiary that leases an Unencumbered Property that is a PILOT Transaction Property pursuant to a PILOT Transaction, such that such Subsidiaries shall become Subsidiary Guarantors pursuant to the terms of this Agreement; and (vi) the investment of any Subsidiary in bonds issued in connection with any PILOT Transaction shall not constitute an Investment.

SECTION 6.15.  Burdensome Agreements.  The Borrower will not, and will not permit any of its Subsidiaries  to, enter into or permit to exist any agreement or other contractual obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any member of the Consolidated Group to make Restricted Payments to the Borrower or any Subsidiary Guarantor, or to otherwise transfer any Unencumbered Property, or the right to receive any income therefrom or proceeds thereof, to the Borrower or any Guarantor, or (b) any Subsidiary Guarantor or any other member of the Consolidated Group to Guarantee any Obligations; provided, however, the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or as otherwise approved in writing by the Administrative Agent, and clause (a) above shall not prohibit (i) customary restrictions and conditions contained in agreements relating to the sale of an asset or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the asset or Subsidiary that is to be sold and such sale is permitted hereunder or (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

SECTION 6.16.  Accounting Changes.  The Borrower will not, and will not permit any other member of the Consolidated Group to, make any material change in (a) accounting policies or reporting practices, except as required or permitted by GAAP or this Agreement, or (b) fiscal year.

SECTION 6.17.  Amendments to Organizational Documents.  The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) would reasonably be expected to be adverse to the interest of the Lenders in any material respect, (b) would reasonably be expected to have a Material Adverse Effect, or (c) would reasonably be expected to adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral.

ARTICLE VIIEvents of Default

SECTION 7.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee and such failure shall continue unremedied for a period of five Business Days or the Borrower shall fail to pay any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days after receipt of written notice of such failure;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Loan Party in this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate or other material document delivered by or on behalf of Borrower pursuant to the requirements contained in this Agreement, any Loan Document, or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

(d)the Borrower or any other Loan Party (to the extent that the covenant or agreement noted below expressly require performance by such Loan Party) shall fail to observe or perform any covenant or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08, or Article 6;

(e)the Borrower or any other Loan Party (to the extent such covenant, condition or restriction expressly requires performance by such Loan Party) shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied (i) beyond any notice and cure period specified with respect thereto, or (ii) if no notice and cure period is specified with respect thereto, for a period of thirty (30) days after the earlier of (A) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (B) the date upon which the Borrower has received written notice of such failure from the Administrative Agent;

(f)Any member of the Consolidated Group shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any provision of any Loan Document or any provision of any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause the full amount of any such Material Indebtedness to become due prior to the scheduled maturity date, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Indebtedness that becomes due as a result of a casualty or insurance recovery event or any voluntary sale or transfer of the property or assets;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Loan Party or its debts, or of a substantial part of its assets, in each case under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(j)the Borrower or any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)there is entered against any Loan Party one or more judgments or orders for the payment of money by any court or other tribunal and (i) either (A) such judgments or orders shall continue for a period of sixty (60) days without being paid, stayed or dismissed through appropriate appellate proceedings, or (B) enforcement proceedings shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Loan Party to enforce any such judgment or order, but only if Borrower or any applicable party has not paid such judgment or order or otherwise set aside such judgment within thirty (30) days after the commencement of enforcement proceedings, and (ii) the aggregate amount of such judgments or orders exceeds $10,000,000 (excluding amounts for which independent third-party insurance coverage has been confirmed by the applicable carrier);

(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)a Change in Control shall occur;

(n)any provision of the Collateral Assignment Agreement, at any time after the execution and delivery thereof and for any reason other than as expressly permitted hereunder or thereunder, shall for any reason cease to be valid and binding on or enforceable against any Loan Party party thereto, or any Lien created under the Collateral Assignment Agreement shall cease to be a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby; or

(o)Parent shall fail to elect to be treated as a real estate investment trust.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders by notice to the Borrower, take any of the following actions, at the same or different times:  (i) terminate the Commitments (including the Letter of Credit Commitments), and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02.  Application of Funds.  After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.20, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) then due and payable (other than amounts set forth in clauses Second, Third and Fourth below), pursuant to the terms and conditions of the Loan Documents, to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and other amounts set forth in clauses Third and Fourth below) then due and payable, under Letters of Credit, to the Revolving Lenders and Issuing Bank (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting unpaid Letter of Credit Fees and accrued and unpaid interest on the Loans, LC Disbursements and other Obligations (other than principal and other amounts set forth in clause Fourth below) then due and payable, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, on a pari passu basis (a) to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them and (b) to payment of Secured Swap Agreement Obligations, pro rata in accordance with each Secured Swap Provider’s share thereof; and

Last, the balance, if any, after all of the Obligations then due and payable have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, (i) Secured Swap Agreement Obligations of a Secured Swap Provider shall be excluded from the application described above in this Section if the Administrative Agent has not received from such Secured Swap Provider written notice of the amount of Secured Swap Agreement Obligations then due and payable to such Secured Swap Provider, together with such supporting documentation as the Administrative Agent may request, and (ii) no payments received by the Administrative Agent from, or proceeds of, the Collateral of any Loan Party shall be applied to Excluded Swap Obligations of such Loan Party.

ARTICLE VIIIThe Administrative Agent

SECTION 8.01.  Authorization and Action.

(a)Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided.  Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)No Joint Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and, where applicable, the other Secured Parties, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Parent, the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

SECTION 8.02.  Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a)Neither the Administrative Agent nor any of its Related Parties shall be (i) liable  for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct  or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender.  Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan, and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

(d)All communications from the Administrative Agent to Lenders requesting Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE.  FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”

and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly to any such request, but in any event within five (5) Business Days after the delivery of such request by Administrative Agent (the “Lender Reply Period”).  Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.  With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.  Nothing in this provision shall restrict the Administrative Agent from requesting a reply to a request for an approval in less than ten (10) Business Days but the deemed approval provided in this provision shall not apply until the expiration of a ten Business Day period.

SECTION 8.03.  Posting of Communications.

(a)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR ANY DIRECT DAMAGES (EXCEPT, AS TO EACH SUCH APPLICABLE PARTY, TO THE EXTENT SUCH DIRECT DAMAGES ARE FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT TO HAVE ARISEN FROM THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF SUCH APPLICABLE PARTY OR AN AFFILIATE OF SUCH APPLICABLE PARTY) OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan

Documents.  Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.  The Administrative Agent Individually.  With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 8.05. Successor Administrative Agent.

(a)The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the reasonable consent of the Borrower so long as no Event of Default has occurred and is continuing, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then (i) such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date, and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender.

SECTION 8.06.  Acknowledgements of Lenders and Borrower.

(a)Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans  and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07.  Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)The Administrative Agent, and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.08.  Collateral and Guarantee Matters.  (a) Without limiting the provisions of this Article VIII, each Lender and each Issuing Bank irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Guaranty or any Assignor from its obligations under the Collateral Assignment Agreement, in each case if required or permitted pursuant to Section 9.21 hereof.  In addition, each Secured Party irrevocably authorizes the Administrative Agent, at its option and in its discretion to release and terminate the security interests in Collateral as set forth in Section 10 of the Collateral Assignment Agreement.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranty, any Assignor from its obligations under the Collateral Assignment Agreement or any security interest in Collateral pursuant to this Section 8.08.

(b)Each Lender hereby irrevocably authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or any Loan Document which may be necessary to perfect and maintain as perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

SECTION 8.09.  Secured Swap Agreement Obligations.  By accepting the benefits of the Collateral, each Secured Swap Provider shall be deemed to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 8.09.  Each Secured Swap Provider acknowledges and agrees that neither the Administrative Agent nor any Lender owes such Person, solely by virtue of its interest in such Secured Swap Agreement Obligations, any duty under the Loan Documents (except that any payments in respect of the Obligations and proceeds of Collateral, in each case received by the Administrative Agent, shall be applied as provided in Section 7.02) and such Secured Swap Provider, solely by virtue of its interest in such Secured Swap Agreement Obligations, has no voting or consent rights under the Loan Documents (including Article 9 of this Agreement).  The Administrative Agent shall be entitled to assume no amounts are due or owing in respect of Secured Swap Agreement Obligations to any Secured Swap

Provider unless such Secured Swap Provider has provided a written certification (setting forth a reasonably detailed calculation) to the Administrative Agent as to the amounts that are due and owing to it and such written certification is received by the Administrative Agent a reasonable period of time prior to the making of any distribution pursuant to Section 7.02.  The Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Secured Swap Agreement Obligations or verify the existence thereof, but may rely upon the written certification of the amount due and payable from the Secured Swap Provider with the interest in such Secured Swap Agreement Obligations.  In the absence of an updated certification, the Administrative Agent shall be entitled to assume that the amount due and payable to such Secured Swap Provider is the amount last certified to the Administrative Agent by such Secured Swap Provider as being due and payable (less any distributions made by the Administrative Agent to such Secured Swap Provider on account thereof).  No Secured Swap Provider that obtains the benefits of the Guaranty or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Upon the request of the Administrative Agent, each Secured Swap Provider will promptly provide the Administrative Agent with such information and supporting documentation with respect to its Secured Swap Agreement Obligations as the Administrative Agent shall request, including the amounts (contingent and/or due and payable) thereof.

ARTICLE IXMiscellaneous

SECTION 9.01.  Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by electronic mail, as follows:

(i)if to the Borrower, c/o INDUS Realty Trust, Inc., 204 West Newberry Road, Bloomfield, CT 06002, Attn: Chief Financial Officer, Email: jclark@indusrt.com,  with a copy to: c/o INDUS Realty Trust, Inc., 204 West Newberry Road, Bloomfield, CT 06002, Attn: General Counsel, Email: tdaniells@indusrt.com;

(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, DE 19713, Attention of Loan and Agency Services Group (Telecopy No. 1 (302) 634-3301);

(iii)if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through Approved Electronic Platforms (other than email), to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to the Borrower, any other Loan Party and the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the

Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.  Waivers; Amendments.

(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)Subject to Sections 2.14(b) and (c), Section 2.20(c) and Section 9.02(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (x) to amend Section 2.13(c) or to waive any obligation of the Borrower to pay interest or Letter of Credit fees at the rate specified in Section 2.13(c), or (y) to amend or waive any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Disbursement or to reduce any fee payable hereunder, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, other than as expressly provided for in Section 2.21), without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) or any other provision of this Agreement in a manner that would alter the pro rata sharing of payments required by Section 2.18(b) or (c), without the written consent of each Lender directly affected thereby, (v) change any of the provisions of this Section or the definition of “Required Lenders” , “Required Revolving Lenders”, “Required Initial Term Lenders”, “Required Delayed Draw Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby, (vi) release any Guaranty unless expressly provided for in Section 5.11 or terminate or release all or substantially all of the value of the Collateral Assignment Agreement without the written consent of each Lender except as otherwise provided for in the Loan Documents, or (vii) subject to Section 8.08, (x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, in each case, without the written consent of each Lender directly and adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, no such agreement shall amend Section 2.20(d) without the consent of the Administrative Agent and the Issuing Bank, as applicable, and no such amendment shall impose any greater restriction on the assignability of any Lender’s interest under the Revolving Credit Facility, the Initial Term Facility or the Delayed Draw Term Loan Facility without the written consent of the Required Revolving Lenders (in the case of the Revolving Credit Facility), the Required Initial Term Lenders (in the case of the Initial Term Facility), and the Required Delayed Draw Term Lenders (in the case of the Delayed Draw Term Loan Facility).

(c)If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.

(a)The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any written demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of (x) one (1) counsel for the Administrative Agent and the other Lenders as a group, (y) if reasonably necessary, one (1) additional special counsel for Administrative Agent in each relevant specialty, and (z) in the case of an actual or perceived conflict of interest, one additional counsel (and, if applicable, one additional special counsel in each relevant specialty) to the Lenders so affected, taken as a whole, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)To the extent permitted by applicable law (i) none of the Borrower or any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) solely as a result of such information or materials being obtained through telecommunications, electronic or other information transmission systems (including the Internet), except, as to each such Lender-Related Person, to the extent such Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the willful misconduct, bad faith or gross negligence of such Lender-Related Person or an Affiliate of such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Joint Lead Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”)  against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s material obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Related Party of the Administrative Agent or the Issuing Bank (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

SECTION 9.04.  Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a

Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing at the time of such assignment, any other assignee;

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loans to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment or Loans immediately prior to giving effect to such assignment; and

(C)the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of an Initial Term Commitment, a Delayed Draw Term Loan Commitment or a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with a processing and recordation fee of $3,500;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)Borrower’s failure to consent to an assignment shall be deemed reasonable if such assignment is to a competitor of Borrower;

(F)each assignment by a Revolving Lender shall be of a proportionate amount of its Revolving Credit Exposure and undisbursed Revolving Commitment; and

(G)after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower or any of its Affiliates, or (d) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of making or acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a an Approved Electronic Platform as to which the Administrative Agent and the parties to the

Assignment and Assumption are participants), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of or notice to (except as provided in this Section 9.04(c)) the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) [reserved], and (E) no Loan Party’s obligations hereunder shall be increased.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any

Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and except that, upon request of Borrower, the Lender shall provide to Borrower the identity of such participant and the amount of its participation.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness; Electronic Execution.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and any other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of Borrower (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, the Issuing Bank or such Lender, as applicable, shall, to the extent not inconsistent with applicable law, use reasonable efforts to promptly inform the Borrower thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or (other than any Ineligible Institution) any prospective assignee of or Participant in (other than a competitor of Borrower or Guarantor), any of its rights or obligations under this Agreement, provided that such prospective assignee or participant shall agree to destroy or return all such Information if it does not become a Lender or Participant hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or any Loan Party that is not known to the Administrative Agent, Issuing Bank or such Lender, as applicable to be subject to a confidentiality agreement with the Borrower or any Loan Party, or (i) to rating agencies or the CUSIP bureau if requested or required by such agencies or bureau in connection with a rating or CUSIP relating to the Facilities.  For the purposes of this Section, “Information” means all information received from the Borrower, any Loan Party or any Subsidiary relating to the Borrower, any Loan Party or any Subsidiary or its respective businesses (including without limitation the identities of their venture partners), other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower  and other than information set forth in this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  Material Non-Public Information.

SECTION 9.14.(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.  Authorization to Distribute Certain Materials to Public-Siders.  If the Borrower does not file this Agreement with the SEC within four (4) Business Days following the execution of this Agreement, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders.  The Borrower acknowledges its understanding that, commencing four (4) Business Days following the execution of this Agreement, Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.

SECTION 9.16. Reserved.

SECTION 9.17.  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender to identify the Borrower and each other Loan Party in accordance with the Patriot Act.

Borrower shall cause each of the Loan Parties to provide the necessary information required by this Section 9.17.

SECTION 9.18.  ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19. No Fiduciary Duty, etc.

(a)The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person.  The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.  Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b)The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which it may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion, unless such other discretion is specified in this Agreement.

(c)In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies.  The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.20.  Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21.  Release of Guarantors and Assignors; Removal of Unencumbered Properties.

(a)At the request of the Borrower, the Administrative Agent may (x) release any Guarantor Subsidiary from its obligations under the Guaranty to the extent not already released, (y) release any Assignor from its obligations under the Collateral Assignment Agreement, or (z) remove any Unencumbered Property such that it is no longer an Unencumbered Property for purposes of the covenants set forth in Section 6.12 or the calculation of the Borrowing Base, in each case, subject to satisfaction of the following conditions:

(i)the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release or removal (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for such release or removal (a “Release Notice”), which notice shall identify the Subsidiary Guarantor, Assignor or Unencumbered Property, as applicable, to which it applies and the proposed date of such release or removal, as applicable;

(ii)the representations and warranties contained in Article II and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release or removal and, both before and after giving effect to such release or removal, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification;

(iii)no Default or Event of Default shall have occurred and be continuing or would result under any other provision of this Agreement after giving effect to such release or removal;

(iv)immediately after giving effect to such release or removal, the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.11;

(v)in the case of a release of a Subsidiary Guarantor from its obligations under the Guaranty, such Subsidiary Guarantor is not, and immediately after giving effect to such requested release will not be, a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness or otherwise required to be a party to the Guaranty under Section 5.11;

(vi)in the case of a release of an Assignor from its obligations under the Collateral Assignment Agreement, such Assignor no longer owns, directly or indirectly, Equity Interests in a Subsidiary Owner; and

(vii)the Borrower shall have delivered to the Administrative Agent (1) an officer’s certificate signed by a Responsible Officer of the Borrower (A) certifying that the conditions in clauses (ii) through (vi) above, as applicable, have been satisfied, (B) demonstrating pro forma compliance (based on information as of the end of the prior quarter) with all financial covenants contained in Section 6.11 immediately after giving effect to such release or removal, and (2) in the case of a removal of an Unencumbered Property, (A) a Borrowing Base Certificate signed by a Financial Officer of the Borrower demonstrating pro forma compliance with the covenants set forth in Section 6.12 immediately after giving effect to such removal, and (B) an updated Schedule 3.13 reflecting which Properties will no longer constitute Unencumbered Properties.

(viii)In the case of a removal of an Unencumbered Property, the Borrower shall be deemed to have made each of the representations and warranties in Section 3.13 with respect to the remaining Unencumbered Properties as of the time such Unencumbered Property is removed.

The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and an officer’s certificate signed by a Responsible Officer of the Borrower, and each of the Lenders irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Subsidiary Guarantor may reasonably request as is necessary or desirable to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, the release of such Assignor from its obligations under the Collateral Assignment Agreement, or the removal of an Unencumbered Property, as applicable, which documents shall be reasonably satisfactory to the Administrative Agent.

(b)A Subsidiary that became a party to the Subsidiary Guaranty because it was master leasing an Unencumbered Property owned by an Exchange Fee Titleholder shall be released upon delivery of a joinder to the Subsidiary Guaranty by the Exchange Fee Titleholder once it becomes a Subsidiary of the Borrower, or an election by Borrower to cause such Property to cease to be an Unencumbered Property in accordance with the terms of this Agreement.

(c)The Administrative Agent shall promptly notify the Lenders of any such release or removal hereunder, and this Agreement and, if applicable, each other Loan Document shall be deemed amended to delete the name of any Subsidiary Guarantor or Assignor released pursuant to this Section 9.21.

SECTION 9.22.  Amendment and Restatement.

(a)On the Effective Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety hereby. The parties hereto acknowledge and agree that (i) this Agreement, any promissory notes delivered pursuant to Section 2.10(e) and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, refinancing or termination of the obligations under the Original Credit Agreement as in effect prior to the Effective Date; (ii) the “Loans” (as defined in the Original Credit Agreement) have not become due and payable prior to the Effective Date as a result of the amendment and restatement of the Original Credit Agreement; (iii) such obligations are in all respects continuing with only the terms thereof being modified as provided in this Agreement; and (iv) upon the effectiveness of this Agreement all loans and letters of credit outstanding under the Original Credit Agreement immediately before the effectiveness of this Agreement will be part of the Loans and Letters of Credit hereunder on the terms and conditions set forth in this Agreement.

(b)Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Borrower contained in the Original Credit Agreement, the Borrower acknowledges and agrees that any causes of action or other rights created prior to the Effective Date in favor of any Lender and its successors arising out of the representations and warranties of the Borrower and contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement or any other Loan Document executed in connection therewith prior to the Effective Date shall survive the execution and delivery of this Agreement; provided, however, that it is understood and agreed that the Borrower’s monetary obligations under the Original Credit Agreement in respect of the loans and letters of credit thereunder are now monetary obligations of the Borrower as evidenced by this Agreement as provided in Article II hereof.

(c)All indemnification obligations of the Borrower pursuant to the Original Credit Agreement (including any arising from a breach of the representations thereunder) with respect to any losses, claims, damages, liabilities and related expenses occurring prior to the Effective Date shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement.

(d)On and after the Effective Date, (i) each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or similar words referring to the

Original Credit Agreement shall mean and be a reference to this Agreement and (ii) each reference in the Loan Documents to a “promissory note” shall mean and be a promissory note as referred to in this Agreement.

(e)In furtherance of the foregoing, on the Effective Date (i) all Loans outstanding under the Original Credit Agreement shall continue to be Loans hereunder, Administrative Agent and such Lenders shall make such transfers of funds as are necessary in order that the outstanding balances of such Loans and any other Loans funded on the Effective Date reflect the Commitments of the Lenders hereunder; and (ii) all Letters of Credit issued and outstanding under the Original Credit Agreement shall continue to be Letters of Credit hereunder and each Lender’s Letter of Credit participations shall be adjusted in accordance with its respective Applicable Percentage.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

INDUS RT, LP,
a Maryland limited partnership

By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By:	/s/Jon W. Clark
Jon W. Clark
Executive Vice President

[INDUS – Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/Ryan Dempsey
Name: Ryan Dempsey
Title: Authorized Signatory

[INDUS – Amended and Restated Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

[INDUS – Amended and Restated Credit Agreement]

BMO HARRIS BANK, N.A.,
as a Lender

By:	/s/Rebecca Liu Chabanon
Name: Rebecca Liu Chabanon
Title: Vice President

[INDUS – Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/Jennifer Power
Name: Jennifer Power
Title: Senior Vice President

[INDUS – Amended and Restated Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/Michael King
Name: Michael King
Title: Vice President

[INDUS – Amended and Restated Credit Agreement]

TD BANK, N.A.,
as a Lender

By:	/s/Jessica Trombly
Name: Jessica Trombly
Title: Vice President

[INDUS – Amended and Restated Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender

By:	/s/Donald Woods
Name: Donald Woods
Title: Senior VP

[INDUS – Amended and Restated Credit Agreement]

SCHEDULE 1.01(g)

EXISTING LIENS

1.	Borrower has one outstanding letter of credit with Webster Bank in the face amount of $63,750, which is secured by a pledge of cash collateral pursuant to a pledge agreement in favor of Webster Bank.

Schedule 1.01(g)

SCHEDULE 2.01A

COMMITMENTS

Name	Revolving Commitment	Delayed Draw Term Loan Commitment	Initial Term Commitment
JPMorgan Chase Bank, N.A.	$26,000,000.00	$25,000,000.00
Citibank, N.A.	$26,000,000.00	$25,000,000.00
BMO Harris Bank, N.A.	$16,000,000.00	$25,000,000.00
KeyBank National Association	$16,000,000.00	$25,000,000.00
TD Bank, N.A.	---	$25,000,000.00
Citizens Bank, N.A.	---	$25,000,000.00
Morgan Stanley Senior Funding, Inc.	$16,000,000.00	---
Total	$100,000,000.00	$150,000,000.00	$0.00

Schedule 2.01A

SCHEDULE 2.01B

LETTER OF CREDIT COMMITMENTS

Name	Letter of Credit Commitment	Percentage
JPMorgan Chase Bank, N.A.	$15,000,000.00	100.000000000%
Total	$15,000,000.00	100.000000000%

Schedule 2.01B

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

LC Number	Amount	Beneficiary
NUSCGS040166	$695,910.00	Commonwealth of Pennsylvania
NUSCGS041035	$2,337,641.11	South Whitehall Township
NUSCGS041293	$420,500.00	City of Charlotte
NUSCGS041294	$445,000.00	City of Charlotte

Schedule 2.06

SCHEDULE 3.06

DISCLOSED MATTERS

None.

Schedule 3.06

SCHEDULE 3.13

UNENCUMBERED PROPERTIES

ADDRESS	FEE AND/OR LEASEHOLD OWNER
29-35 Griffin Road South, Bloomfield, CT 06002	INDUS RT, LP
206 West Newberry Road, Bloomfield, CT 06002	INDUS RT, LP
310 West Newberry Road, Bloomfield, CT 06002	INDUS Development VI, LLC
320 West Newberry Road, Bloomfield, CT 06002	INDUS Development VI, LLC
330 West Newberry Road, Bloomfield, CT 06002	INDUS Development VI, LLC
340 West Newberry Road, Bloomfield, CT 06002	INDUS Development VI, LLC
131 Phoenix Crossing, Bloomfield, CT 06002	INDUS Development VI, LLC
160 International Drive, Charlotte, NC 28027	Riverbend Concord Properties II, LLC
180 International Drive, Concord, NC 28027	Riverbend Concord Properties II, LLC
170 Sunport Lane, Orlando, FL 32809	Riverbend Orlando Holdings IV, LLC
20 International Drive, Windsor, CT 06095	Tradeport Development I, LLC
25 International Drive, Windsor, CT 06095	Tradeport Development I, LLC
6355 Farm Bureau Road, Allentown, PA 18106	Riverbend Allentown Properties I, LLC
7800 Tuckaseegee, Charlotte, NC 28214	Riverbend Charlotte Properties I, LLC
2850 Interstate Drive, Lakeland, Florida 33805	Riverbend Lakeland Properties I, LLC
2345 Township Road, Charlotte, North Carolina 28273	Riverbend Charlotte Properties II, LLC

Schedule 3.13

SCHEDULE 3.14

SUBSIDIARIES

SUBSIDIARY GUARANTOR	OWNERSHIP PERCENTAGE	OWNER
INDUS Realty, LLC	100% Membership Interest	INDUS RT, LP
River Bend Holdings, LLC	100% Membership Interest	INDUS Realty, LLC
INDUS Development VI, LLC	100% Membership Interest	River Bend Holdings, LLC
Riverbend Concord Properties II LLC	100% Membership Interest	INDUS Realty, LLC
Riverbend Orlando Holdings IV, LLC	100% Membership Interest	INDUS Realty, LLC
Tradeport Development I, LLC	100% Membership Interest	River Bend Holdings, LLC
Riverbend Allentown Properties I, LLC	89% Membership Interest	INDUS Realty, LLC
	11% Membership Interest	Riverbend Allentown Holdings I, LLC
Riverbend Allentown Holdings I, LLC	89% Membership Interest	INDUS Realty, LLC
	11% Membership Interest	Riverbend Allentown Holdings II, LLC
Riverbend Charlotte Properties I, LLC	100% Membership Interest	INDUS Realty, LLC
Riverbend Charlotte Properties II, LLC	100% Membership Interest	INDUS Realty, LLC
Riverbend Lakeland Properties I, LLC	100% Membership Interest	INDUS Realty, LLC

Schedule 3.14

SCHEDULE 6.01

RESTRICTIONS AND CONDITIONS

None.

Schedule 6.01

SCHEDULE 6.07

AGREEMENTS WITH AFFILIATES

None.

Schedule 6.07

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender] ][1]
3.	Borrower(s):	INDUS RT, LP, a Maryland limited partnership
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:

The Amended and Restated Credit Agreement, dated as of April 21, 2022, by and among INDUS RT, LP, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agent parties thereto, if any.

6.	Assigned Interest:

1 Select as applicable.

Exhibit A - Page 1

Facility Assigned [2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information  (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By
Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term Loans”, etc.)

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A - Page 2

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:_____________________________________

Name: __________________________________

Title: ___________________________________

[Consented to:]5

[NAME OF RELEVANT PARTY]

By:_____________________________________

Name: __________________________________

Title: ___________________________________

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit A - Page 3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Agreement.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2.  Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A - Page 4

EXHIBIT B

FORM OF BAQ

[On file with Administrative Agent.]

Exhibit B

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among INDUS RT, LP (the “Borrower”), the lenders parties thereto (each a “Lender” and, collectively, “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (collectively with its successors and assigns, “Administrative Agent”), and the other agent parties thereto, if any.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-1 - Page 1

EXHIBIT C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among INDUS RT, LP (the “Borrower”), the lenders parties thereto (each a “Lender” and, collectively, “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (collectively with its successors and assigns, “Administrative Agent”), and the other agent parties thereto, if any.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-2 - Page 1

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among INDUS RT, LP (the “Borrower”), the lenders parties thereto (each a “Lender” and, collectively, “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (collectively with its successors and assigns, “Administrative Agent”), and the other agent parties thereto, if any.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-3 - Page 1

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among INDUS RT, LP (the “Borrower”), the lenders parties thereto (each a “Lender” and, collectively, “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (collectively with its successors and assigns, “Administrative Agent”), and the other agent parties thereto, if any.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-4 - Page 1

EXHIBIT D-1

[FORM OF]

PARENT GUARANTY

[SEE ATTACHED]

Exhibit D-1

EXHIBIT D-2

[FORM OF]

SUBSIDIARY GUARANTY

[SEE ATTACHED]

Exhibit D-2

EXHIBIT E

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent
[ADDRESS]

Telephone: [ ]

Email: [ ]

Fax: [ ]

Attention: [ ]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INDUS RT, LP, a Delaware limited partnership, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:

(A)	List date, Type, principal amount and Interest Period (if applicable) of existing Borrowing: ___________
(B)	Aggregate principal amount of resulting Borrowing:[6] $_________________
(C)	Effective date of interest election (which is a Business Day):________________
(D)	Type of Borrowing:[7] ____________________________________
(E)	Interest Period and last day thereof (if a Term Benchmark Borrowing):[8] _____________________

[6]	Must comply with Section 2.02(c) of the Credit Agreement.
[7]	Specify ABR Borrowing, Term Benchmark Borrowing, or RFR Borrowing.
[8]

Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Exhibit E-1

:
Very truly yours,

INDUS RT, LP,
a Maryland limited partnership

	By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

Exhibit E-2

EXHIBIT F-1

FORM OF REVOLVING NOTE

[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement dated as of April 21, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), by and among Borrower, Lender, the other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (collectively with its successors and assigns, “Administrative Agent”).

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office as set forth in Section 2.18 of the Agreement.  Subject to the terms and conditions of the Agreement, if any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Loan Documents.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Except pursuant to applicable laws and the terms of the Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[This Note is given in replacement of the Revolving Note dated _ __, 20__ (the “Prior Note”), in the original principal amount of $[___] previously delivered to the Lender under the Credit Agreement.  THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE PRIOR NOTE.]

Exhibit F-1- Page 1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its authorized officer as of the day and year first above written.

BORROWER:

INDUS RT, LP,
a Maryland limited partnership

By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By:____________________________________
Name: _________________________________
Title: __________________________________

Exhibit F-1- Page 2

EXHIBIT F-2

FORM OF TERM NOTE

[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement dated as of April 21, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), by and among the Borrower, Lender, the other financial institutions party thereto, and JPMorgan Chase Bank, N.A, as administrative agent (collectively with its successors and assigns, “Administrative Agent”).

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office as set forth in Section 2.18 of the Agreement.  Subject to the terms and conditions of the Agreement, if any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Loan Documents.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Except pursuant to applicable laws and the terms of the Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[This Note is given in replacement of the Term Note dated ______ __, 20__ (the “Prior Note”), in the original principal amount of $________ previously delivered to the Lender under the Credit Agreement.  THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE PRIOR NOTE.]

Exhibit F-2 - Page 1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its authorized officer as of the day and year first above written.

BORROWER:

INDUS RT, LP,
a Maryland limited partnership

By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By:____________________________________
Name: _________________________________
Title: __________________________________

Exhibit F-2 - Page 2

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:   ,

To:JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of April 21, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among INDUS RT, LP (“Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned hereby certifies as of the date hereof that he/she is the _______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Borrower has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Borrower has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material aspects, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.[reserved].

3.[reserved], and

[select one:]

[to the knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of the Borrower contained in Article III of the Agreement, and any representations and warranties of any Loan Party that are contained in any document

Exhibit G - Page 1

furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except for disclosures contained in Schedule 3 attached hereto, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 3.04 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

6.The availability calculation attached hereto is true and accurate in all material respects on and as of the date of this Certificate.

Exhibit G - Page 2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of _______________, __________.

BORROWER:

INDUS RT, LP,
a Maryland limited partnership

By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By:____________________________________
Name: _________________________________
Title: __________________________________

Exhibit G - Page 3

EXHIBIT H

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent

__________________________

__________________________

Attention: _________________

E-mail:: ___________________@jpmorgan.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of April 21, 2022 (as amended, restated, supplemented, modified or replaced from time to time, the “Credit Agreement”), by and among INDUS RT, LP, a Delaware limited partnership (the “Borrower”), the financial institutions a party thereto and their assignees under Section 9.04 thereof (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (collectively with its successors and assigns, the “Administrative Agent”), and the other agent parties thereto, if any.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.

Pursuant to Section 2.03 of the Credit Agreement, the Borrower hereby requests that the Lenders make [Revolving Loans] [Initial Term Loans] [Delayed Draw Term Loans] to the Borrower in an aggregate amount equal to $___________________.

2.	The Borrower requests that such [Revolving Loans] [Initial Term Loans] [Delayed Draw Term Loans] be made available to the Borrower on ____________, 20__.

3.	The Borrower hereby requests that such [Revolving Loans] [Initial Term Loans] [Delayed Draw Term Loans] be of the following Type:

[Check one box only]

◻ABR Borrowing

◻RFR Borrowing

◻Term Benchmark Borrowing, with an initial Interest Period for a duration of:

[Check one box only]

◻one month

◻three months

◻six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and immediately after making such Loans, (a) no Default or Event of Default exists or will result therefrom, and no violation of the limits described in Section 2.01(d) of the Credit Agreement will occur after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case, such representation or warranty is and shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in

Exhibit H - Page 1

all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article IV of the Credit Agreement will have been satisfied at the time such Loans are made.

[Signatures on Following Page]

Exhibit H - Page 2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

BORROWER:

INDUS RT, LP,
a Maryland limited partnership

By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By:____________________________________
Name: _________________________________
Title: __________________________________

Exhibit H - Page 3

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

Date: _________

To:JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of April 21, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among INDUS RT, LP (“Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

The undersigned hereby certifies as of the date hereof that he/she is the _______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

1.[Attached as Schedule 1 hereto is an updated Schedule 3.13 to the Agreement.] or [There is no change in the list of Unencumbered Properties designated by the Borrower to constitute Unencumbered Properties under the Agreement since the later of the Effective Date and the date of the last Borrowing Base Certificate delivered to the Administrative Agent.]

2.Attached as Schedule 2 hereto is a reasonably detailed calculation of the Unencumbered Property NOI.

3.Attached as Schedule 3 hereto are reasonably detailed calculations (i) of the Borrowing Base, and (ii) demonstrating compliance with the covenants set forth in Section 6.12 of the Agreement.

4.The calculations and financial covenant analyses set forth on Schedules 2 and 3 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

[Signature Page Follows]

Exhibit I - Page 1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of _______________, __________.

BORROWER:

INDUS RT, LP,
a Maryland limited partnership

By:	INDUS Realty Trust, Inc.,
a Maryland corporation
Its General Partner

By:____________________________________
Name: _________________________________
Title: __________________________________

Exhibit I - Page 2

SCHEDULE 1

[Schedule 3.13]

[To be attached (if applicable).]

Exhibit I - Page 3

SCHEDULE 2

Unencumbered Property NOI Calculation

[To be attached.]

Exhibit I - Page 4

SCHEDULE 3

Borrowing Base Covenant Calculations

[To be attached.]

Exhibit I - Page 5